                                                             Exhibit 2.1


                         AGREEMENT AND PLAN OF REORGANIZATION



                           MARYLAND FEDERAL BANCORP, INC.,
                        BB&T FINANCIAL CORPORATION OF VIRGINIA
                                         and
                                   BB&T CORPORATION


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                                  TABLE OF CONTENTS

                                                                            Page

ARTICLE I
          DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . .  1
          1.2  Terms Defined Elsewhere . . . . . . . . . . . . . . . . . .  6

ARTICLE II
          THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          2.1  Merger. . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          2.2  Filing; Plan of Merger. . . . . . . . . . . . . . . . . . .  7
          2.3  Effective Time. . . . . . . . . . . . . . . . . . . . . . .  8
          2.4  Closing . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          2.5  Effect of Merger. . . . . . . . . . . . . . . . . . . . . .  8
          2.6  Further Assurances. . . . . . . . . . . . . . . . . . . . .  8
          2.7  Merger Consideration. . . . . . . . . . . . . . . . . . . .  9
          2.8  Conversion of Shares; Payment of Merger Consideration . . .  9
          2.9  Conversion of Stock Options . . . . . . . . . . . . . . . . 10
          2.10 Merger of Subsidiary. . . . . . . . . . . . . . . . . . . . 11
          2.11 Anti-Dilution . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF MARYLAND FEDERAL . . . . . . . 12
          3.1  Capital Structure . . . . . . . . . . . . . . . . . . . . . 12
          3.2  Organization, Standing and Authority. . . . . . . . . . . . 12
          3.3  Ownership of  Subsidiaries. . . . . . . . . . . . . . . . . 12
          3.4  Organization, Standing and Authority of the Subsidiaries. . 13
          3.5  Authorized and Effective Agreement; Redemption of Rights
               or Termination of Rights Agreement. . . . . . . . . . . . . 13
          3.6  Securities Filings; Financial Statements; Statements True . 14
          3.7  Minute Books. . . . . . . . . . . . . . . . . . . . . . . . 15
          3.8  Adverse Change. . . . . . . . . . . . . . . . . . . . . . . 15
          3.9  Absence of Undisclosed Liabilities. . . . . . . . . . . . . 15
          3.10 Properties. . . . . . . . . . . . . . . . . . . . . . . . . 15
          3.11 Environmental Matters . . . . . . . . . . . . . . . . . . . 16
          3.12 Loans; Allowance for Loan Losses. . . . . . . . . . . . . . 17
          3.13 Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . 17
          3.14 Employees; Compensation; Benefit Plans. . . . . . . . . . . 18
          3.15 Certain Contracts . . . . . . . . . . . . . . . . . . . . . 22
          3.16 Legal Proceedings; Regulatory Approvals . . . . . . . . . . 23
          3.17 Compliance with Laws; Filings . . . . . . . . . . . . . . . 23
          3.18 Brokers and Finders . . . . . . . . . . . . . . . . . . . . 24
          3.19 Repurchase Agreements; Derivatives. . . . . . . . . . . . . 24

          3.20 Deposit Accounts. . . . . . . . . . . . . . . . . . . . . . 25
          3.21 Related Party Transactions. . . . . . . . . . . . . . . . . 25
          3.22 Certain Information . . . . . . . . . . . . . . . . . . . . 25
          3.23 Tax and Regulatory Matters. . . . . . . . . . . . . . . . . 25
          3.24 State Takeover Laws . . . . . . . . . . . . . . . . . . . . 25
          3.25 Labor Relations . . . . . . . . . . . . . . . . . . . . . . 26
          3.26 Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF BB&T . . . . . . . . . . . . . 26
          4.1  Capital Structure of BB&T . . . . . . . . . . . . . . . . . 26
          4.2  Organization, Standing and Authority of BB&T. . . . . . . . 26
          4.3  Authorized and Effective Agreement. . . . . . . . . . . . . 27
          4.4  Organization, Standing and Authority of BB&T Subsidiaries . 27
          4.5  Securities Documents; Statements True . . . . . . . . . . . 28
          4.6  Financial Statements. . . . . . . . . . . . . . . . . . . . 28
          4.7  Adverse Change. . . . . . . . . . . . . . . . . . . . . . . 28
          4.8  Absence of Undisclosed Liabilities. . . . . . . . . . . . . 28
          4.9  Compliance with Laws. . . . . . . . . . . . . . . . . . . . 28
          4.10 Certain Information . . . . . . . . . . . . . . . . . . . . 29
          4.11 Tax and Regulatory Matters. . . . . . . . . . . . . . . . . 29
          4.12 Share Ownership . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE V
          COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
          5.1  Maryland Federal Shareholder Meeting. . . . . . . . . . . . 30
          5.2  Registration Statement; Proxy Statement/Prospectus. . . . . 30
          5.3  Plan of Merger; Reservation of Shares . . . . . . . . . . . 30
          5.4  Additional Acts . . . . . . . . . . . . . . . . . . . . . . 31
          5.5  Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . 31
          5.6  Certain Accounting Matters. . . . . . . . . . . . . . . . . 32
          5.7  Access to Information . . . . . . . . . . . . . . . . . . . 32
          5.8  Press Releases. . . . . . . . . . . . . . . . . . . . . . . 33
          5.9  Forbearances of Maryland Federal. . . . . . . . . . . . . . 33
          5.10 Employment Agreements . . . . . . . . . . . . . . . . . . . 36
          5.11 Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . 36
          5.12 Employee Benefits . . . . . . . . . . . . . . . . . . . . . 36
          5.13 Directors and Officers Protection . . . . . . . . . . . . . 37
          5.14 Forbearances of BB&T. . . . . . . . . . . . . . . . . . . . 38
          5.15 Reports . . . . . . . . . . . . . . . . . . . . . . . . . . 38
          5.16 Exchange Listing. . . . . . . . . . . . . . . . . . . . . . 38
          5.17 Advisory Board for Maryland Region. . . . . . . . . . . . . 38
          5.18 BB&T Rights Agreement . . . . . . . . . . . . . . . . . . . 39

     ARTICLE VI
     CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . 39
     6.1  Conditions Precedent - BB&T and Maryland Federal . . . . . . . . 39
     6.2  Conditions Precedent - Maryland Federal. . . . . . . . . . . . . 40
     6.3  Conditions Precedent - BB&T  . . . . . . . . . . . . . . . . . . 41

     ARTICLE VII
     TERMINATION, DEFAULT, WAIVER AND AMENDMENT. . . . . . . . . . . . . . 42
     7.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     7.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . 45
     7.3  Survival of Representations, Warranties and Covenants. . . . . . 45
     7.4  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     7.5  Amendment or Supplement. . . . . . . . . . . . . . . . . . . . . 46

ARTICLE VIII
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     8.1  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     8.2  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . 46
     8.3  No Assignment; Successors. . . . . . . . . . . . . . . . . . . . 46
     8.4  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     8.5  Specific Performance . . . . . . . . . . . . . . . . . . . . . . 47
     8.6  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     8.7  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     8.8  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . 48


ANNEXES

     Annex A     Form of Articles of Merger for Virginia
     Annex B     Form of Articles of Merger for Maryland
     Annex C     Form of Employment Agreement with Robert H. Halleck
     Annex D     Form of Employment Agreements with David E. Baker, Nancy B.
                 Cohen and J. Diane Stevenson
     Annex E     Form of Employment Agreements with Lynn B. Hounslow and
                 Ronald R. O'Brien

                         AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of February 25, 1998, is among MARYLAND FEDERAL BANCORP, INC. ("Maryland Federal"), a Maryland corporation having its principal office at Hyattsville, Maryland, BB&T FINANCIAL CORPORATION OF VIRGINIA, a Virginia corporation having its principal office at Virginia Beach, Virginia ("BB&T Financial"), and BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina;

                                   R E C I T A L S:

     The parties desire that Maryland Federal shall be merged with and into BB&T Financial (said transaction being hereinafter referred to as the "Merger") pursuant to a plan of merger (the "Plan of Merger") substantially in the form incorporated into sets of Articles of Merger attached as Annex A hereto (collectively, "Articles of Merger"), and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby. As a condition and inducement to BB&T's willingness to enter into the Agreement, Maryland Federal is concurrently granting to BB&T an option to acquire, under certain circumstances, 1,290,000 shares of the common stock, par value $.01 per share, of Maryland Federal (the "BB&T Option Agreement").

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

1.1  Definitions

     When used herein, the capitalized terms set forth below shall have the following meanings:

     "Affiliate" means, with respect to any Person, any Person, who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

     "Bank Holding Company Act" shall mean the Federal Bank Holding Company Act of 1956, as amended.

     "BB&T Common Stock" shall mean the shares of voting common stock, par value $5.00 per share, of BB&T, with BB&T Rights attached issued pursuant to the BB&T Rights Agreement.

     "BB&T Option Agreement" shall mean the Stock Option Agreement dated as of even date herewith under which BB&T has an option to purchase shares of Maryland Federal Common Stock, as amended from time to time, which shall be executed concurrently with execution of this Agreement.

     "BB&T Rights" shall mean rights issued by BB&T pursuant to the BB&T Rights Agreement.

     "BB&T Rights Agreement" shall mean the Rights Agreement, dated December 17, 1996, between BB&T and Branch Banking and Trust Company, as Rights Agent, relating to BB&T's Series B Junior Participating Preferred Stock, $5.00 par value per share.

     "BB&T Subsidiaries" shall mean all bank Subsidiaries of BB&T at the Effective Time.

     "Business Day" shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

     "Department" shall mean the Department of Assessments and Taxation of the State of Maryland.

     "Disclosed" shall mean disclosed in the Maryland Federal Disclosure Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

     "Environmental Claim" means any notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Hazardous Substances.

     "Environmental Laws" means all applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution


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

or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

     "Financial Advisor" shall mean Sandler O'Neill & Partners, L.P.

     "Financial Statements" shall mean (a) with respect to BB&T, (i) the consolidated balance sheet (including related notes and schedules, if any) of BB&T as of December 31, 1996, 1995, and 1994, and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1996, 1995, and 1994, as filed by BB&T in Securities Documents and (ii) the consolidated balance sheets of BB&T (including related notes and schedules, if any) and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by BB&T with respect to periods ended subsequent to December 31, 1996, and (b) with respect to Maryland Federal, (i) the consolidated statements of financial condition (including related notes and schedules, if any) of Maryland Federal as of February 28, 1997, February 29, 1996 and February 28, 1995, and the related consolidated statements of income and retained earnings, and cash flows (including related notes and schedules, if any) for each of the three years ended February 28, 1997, February 29, 1996 and February 28, 1995 as filed by Maryland Federal in Securities Documents and
(ii) the consolidated statements of financial condition of Maryland Federal (including related notes and schedules, if any) and the related consolidated statements of income and retained earnings, and cash flows (including related notes and schedules, if any) included in Securities Documents filed by Maryland Federal with respect to periods ended subsequent to February 28, 1997.

     "GAAP" shall mean generally accepted accounting principles applicable to financial institutions and their holding companies, as in effect at the relevant date.

     "Hazardous Substances" means any substance or material (i) identified in CERCLA; (ii) determined to be toxic, a pollutant or a contaminant under any applicable federal, state or local statutes, law, ordinance, rule or regulation, including but not limited to petroleum products; (iii) asbestos; (iv) radon; (v) poly-chlorinated biphiphenyls and (vi) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful to human health or the environment.

     "IRS" shall mean the Internal Revenue Service.

     "Maryland Federal Common Stock" shall mean the shares of voting common stock, par value $.01 per share, of Maryland Federal, with Maryland Federal Rights attached issued pursuant to the Maryland Federal Rights Agreement.

     "Maryland Federal Disclosure Memorandum" shall mean the written information in one or more documents, each of which is entitled "Maryland Federal Disclosure Memorandum" and dated on or before the date of this Agreement and delivered not later than the date of execution of this Agreement by Maryland Federal to BB&T, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall be in existence on the date of this Agreement and shall specifically reference each Section of this Agreement under which such disclosure is made. Information disclosed with respect to one Section shall be deemed to be disclosed for purposes of any other Section only if such disclosure is sufficient to put BB&T on notice that the disclosure is intended to be responsive with respect to such other Section.

     "Maryland Federal Rights" shall mean rights issued by Maryland Federal pursuant to the Maryland Federal Rights Agreement.

     "Maryland Federal Rights Agreement" shall mean the Rights Agreement, dated January 18, 1990, between Maryland Federal and Registrar and Transfer Company, as Rights Agent, relating to Maryland Federal's Series A Junior Participating Preferred Stock, par value $.01 per share.

     "Maryland Federal Subsidiaries" shall mean Maryland Federal Savings and Loan Association, any and all other Subsidiaries of Maryland Federal as of the date hereof and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Maryland Federal after the date hereof and held as a Subsidiary by Maryland Federal at the Effective Time.

     "Material Adverse Effect" on BB&T or Maryland Federal shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, (i) has a material adverse effect on the financial condition, results of operations, business or business prospects of BB&T and the BB&T Subsidiaries taken as a whole, or Maryland Federal and the Maryland Federal Subsidiaries taken as a whole, or (ii) materially impairs the ability of BB&T, BB&T Financial or Maryland Federal to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of BB&T or Maryland Federal taken with the prior written consent of the other in contemplation of the transactions contemplated hereby (including any actions taken by Maryland Federal pursuant to Section 5.6 hereof), (b) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement or relating to any litigation arising as a result of the Merger and (c) any effect with respect to either BB&T or Maryland Federal caused, in whole or in part, by the other.

     "MGCL" shall mean the General Corporation Law of the State of Maryland, as amended.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "OTS" shall mean the Office of Thrift Supervision.

     "Proxy Statement/Prospectus" shall mean the proxy statement and prospectus, together with any supplements thereto, to be sent to shareholders of Maryland Federal to solicit their votes in connection with a proposal to approve this Agreement and the Plan of Merger.

     "Registration Statement" shall mean the registration statement of BB&T (including the Proxy Statement/Prospectus) as declared effective by the Commission under the Securities Act, including any post-effective amendments or supplements thereto as filed with the Commission under the Securities Act, with respect to the BB&T Common Stock to be issued in connection with the transactions contemplated by this Agreement.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests (other than rights pursuant to the Rights Agreements described under the definitions of "BB&T Common Stock" and "Maryland Federal Common Stock"), and stock appreciation rights, performance units and similar stock-based rights whether or not they obligate the issuer thereof to issue stock or other securities or to pay cash.

     "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to periodic and other reports filed pursuant to Section 13 of the Exchange Act.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and the rules and regulations of the Commission promulgated thereunder.

     "State Board" shall mean the Virginia State Corporation Commission, Bureau of Financial Institutions.

     "Stock Option" shall mean, collectively, any option granted under the Stock Option Plans, outstanding and unexercised on the date hereof to acquire shares of Maryland Federal Common Stock, aggregating 631,253 shares.

     "Stock Option Plans" shall mean Maryland Federal's 1992 Stock Incentive Plan, 1993 Directors' Stock Option Plan and 1995 Stock Option Plan.

     "Stock Purchase Plan" shall mean Maryland Federal's 1988 Employee Stock Purchase Plan.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

     "TILA" shall mean the Truth in Lending Act, as amended.

     "VSCA" shall mean the Virginia Stock Corporation Act, as amended.

1.2  Terms Defined Elsewhere

     The capitalized terms set forth below are defined in the following sections:

          Agreement                          Introduction
          Articles of Merger                 Recitals
          BB&T                               Introduction
          BB&T Financial                     Introduction
          BB&T Option Agreement              Recitals
          BB&T Option Plan                   Section 2.9(a)
          BB&T Ratio                         Section 7.1(g)
          Closing                            Section 2.4
          Closing Date                       Section 2.4
          Constituent Corporations           Section 2.1
          Converted Value                    Section 7.1(g)
          Determination Date                 Section 7.1(g)
          Effective Time                     Section 2.3
          Exchange Ratio                     Section 2.7(a)
          Index Group                        Section 7.1(g)
          Index Price                        Section 7.1(g)
          Maryland Federal                   Introduction
          Maryland Federal Preferred Stock   Section 3.1

          Merger                             Recitals
          Merger Consideration               Section 2.7
          PBGC                               Section 3.14(b)(iv)
          Plan                               Section 3.14(b)(i)
          Plan of Merger                     Recitals
          Starting Date                      Section 7.1(g)
          Surviving Corporation              Section 2.1(a)
          VSCC                               Section 2.2


                                      ARTICLE II
                                      THE MERGER

2.1  Merger

     BB&T Financial and Maryland Federal are constituent corporations (the "Constituent Corporations") to the Merger as contemplated by the VSCA. At the Effective Time:

     (a) Maryland Federal shall be merged with and into BB&T Financial in accordance with the applicable provisions of the MGCL and the VSCA, with BB&T Financial being the surviving corporate entity (hereinafter sometimes referred to as the "Surviving Corporation").

     (b) The separate existence of Maryland Federal shall cease and the Merger shall in all respects have the effect provided in Section 2.5.

     (c) The Articles of Incorporation of BB&T Financial at the Effective Time shall become the Articles of Incorporation of the Surviving Corporation.

     (d) The Bylaws of BB&T Financial at the Effective Time shall become the Bylaws of the Surviving Corporation.

2.2  Filing; Plan of Merger

     The Merger shall not become effective unless this Agreement and the Plan of Merger are duly approved by shareholders holding the requisite number of shares of each of Maryland Federal and BB&T Financial. Upon fulfillment or waiver of the conditions specified in Article VI and provided that this Agreement has not been terminated pursuant to Article VII, the Constituent Corporations will cause the Articles of Merger to be executed and filed with the Department as provided in Section 3-107 of the MGCL and the Virginia State Corporation Commission ("VSCC") as provided in Section 13.1-720 of the VSCA. The Plan of Merger is incorporated herein by reference, and adoption of this Agreement by the Boards of Directors of the Constituent Corporations and approval by the shareholders of the Constituent Corporations shall constitute adoption and approval of the Plan of Merger.

2.3  Effective Time

     The Merger shall be effective at the day and hour specified in the Articles of Merger filed with the Department and the VSCC (herein sometimes referred to as the "Effective Time").

2.4  Closing

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, Winston-Salem, North Carolina, at 10:00 a.m. on the date designated by BB&T which is within thirty days following the satisfaction of the conditions to Closing set forth in Article VI (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing, or such later date as the parties may otherwise agree (the "Closing Date").

2.5  Effect of Merger

     From and after the Effective Time, the Merger shall have the effects specified in Section 13.1-721 of the VSCA and Section 3-114 of the MGCL.
Without limiting the foregoing, from and after the Effective Time, the separate existence of Maryland Federal shall cease, and the Surviving Corporation shall thereupon and thereafter, to the extent consistent with its Articles of Incorporation, possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other chooses in action, and each and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible for all the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim, existing action or proceeding, civil or criminal, pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and any judgment rendered against either of the Constituent Corporations may be enforced against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by reason of the Merger.

2.6  Further Assurances

     If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that such Constituent Corporations and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Constituent Corporations or otherwise to take any and all such actions.

2.7  Merger Consideration

     As used herein, the term "Merger Consideration" shall mean the portion of a whole share of BB&T Common Stock to be exchanged for each share of Maryland Federal Common Stock issued and outstanding as of the Effective Time and cash (without interest) to be payable in exchange for any fractional share of BB&T Common Stock which would otherwise be exchanged for a share of Maryland Federal Common Stock, determined as follows:

     (a) The number of shares of BB&T Common Stock to be issued in exchange for each issued and outstanding share of Maryland Federal Common Stock shall be in the ratio of .5975 shares of BB&T Common Stock for each share of Maryland Federal Common Stock, subject to adjustment in the manner set forth in this
Section 2.7(a) and pursuant to Sections 2.11 and 7.1(g) (the "Exchange Ratio"); provided, that if the product of the Exchange Ratio multiplied by the Average Closing Price (as defined in Section 7.1(g)) is less than $36.00, the Exchange Ratio shall be increased to the lesser of (i) the amount necessary to increase such product to $36.00, or (ii) .6102 (subject to potential adjustment pursuant to Section 7.01(g)).

     (b) The amount of cash payable with respect to any fractional share of BB&T Common Stock shall be determined by multiplying the fractional part of such share by the Average Closing Price. No person will be entitled to dividends, voting rights or any other rights as a BB&T shareholder in respect of any fractional share.

2.8  Conversion of Shares; Payment of Merger Consideration

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of Maryland Federal or the holders of record of Maryland Federal Common Stock, each share of Maryland Federal Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of Maryland Federal Common Stock (as provided in subsection (d) below), the Merger Consideration.

     (b) Each share of the common stock of BB&T Financial issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

     (c) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of Maryland Federal Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of Maryland Federal Common Stock. With respect to any certificate for Maryland Federal Common Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T's standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, no transfer of the shares of Maryland Federal Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

     (d) Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each Maryland Federal shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of Maryland Federal Common Stock. Upon surrender of such certificates or other evidence of ownership meeting the requirements of Section 2.8(c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

     (e) The Surviving Corporation shall pay any dividends or other distributions with a record date prior to the Effective Time which have been declared or made by Maryland Federal in respect of shares of Maryland Federal Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by law, former shareholders of record of Maryland Federal shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of whole shares of BB&T Common Stock into which their respective shares of Maryland Federal Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Maryland Federal Common Stock for certificates representing BB&T Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by BB&T on the BB&T Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to this Agreement, but after the Effective Time no dividend or other distribution payable to the holders of record of BB&T Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing Maryland Federal Common Stock until such holder surrenders such certificate for exchange as provided in this
Section 2.8. Upon surrender of such certificate, both the BB&T Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share of Maryland Federal Common Stock represented by such certificate.

2.9  Conversion of Stock Options

     (a) At the Effective Time, each Stock Option then outstanding (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted automatically into and become an option under the BB&T 1995 Omnibus Stock Incentive Plan or successor plan thereto (the "BB&T Option Plan"), and shall be governed by the terms and conditions of the BB&T Option Plan; provided, however, that in no event shall the vesting, exercise and duration provisions of any Stock Option be less favorable following conversion to an option under the BB&T Option Plan than as provided under the individual stock option agreements as in effect under the applicable Stock Option Plan immediately preceding the Effective Time. In making such conversion, (i) the number of shares of BB&T Common Stock subject to each such Stock Option shall be the number of whole shares of BB&T (omitting any fractional share) determined by multiplying the number of shares of Maryland Federal Common Stock subject to such Stock Option immediately prior to the Effective Time by the Exchange Ratio, (ii) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Exchange Ratio and rounding up to the nearest cent and (iii) no restrictions on transfers shall be placed on shares of BB&T Common Stock received through the exercise of the option, except to the extent that such restrictions would have been placed on such shares under the Stock Option Plans or are required by the Securities Laws. In addition, each such Stock Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. BB&T and Maryland Federal agree to take all necessary steps to effectuate the foregoing provisions of this
Section 2.9. Each grant of a converted option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Rule 16b-3 shall, as a condition to such conversion, be approved in accordance with the provisions of Rule 16b-3.

     (b) As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. BB&T has reserved under the BB&T Option Plan adequate shares of BB&T Common Stock for delivery upon exercise of any such converted options, and such shares of BB&T Common Stock shall be registered under the Securities Act as of the Effective Time.

2.10 Merger of Subsidiary

     In the event that BB&T shall request, Maryland Federal shall take such actions, and shall cause the Maryland Federal Subsidiaries to take such actions, as may be required in order to effect, at the Effective Time, the merger of one or more of the Maryland Federal Subsidiaries with and into, in each case, one of the BB&T Subsidiaries.

2.11 Anti-Dilution

     In the event BB&T changes the number of shares of BB&T Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Merger Consideration and the Exchange Ratio shall be proportionately adjusted.

                                     ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF MARYLAND FEDERAL

     Except as Disclosed, Maryland Federal represents and warrants to BB&T as follows (no representation or warranty herein of Maryland Federal shall be deemed to be inaccurate unless the inaccuracy would permit BB&T to refuse to consummate the Merger under the applicable standard set forth in Section 6.3(a)):

3.1  Capital Structure

     The authorized capital stock of Maryland Federal consists of 15,000,000 shares of Maryland Federal Common Stock, par value $.01 per share, and 10,000,000 shares of preferred stock ("Maryland Federal Preferred Stock"). As of the date hereof, 6,481,912 shares of Maryland Federal Common Stock are issued and outstanding, and no shares of the Maryland Federal Preferred Stock are issued and outstanding. No other classes of capital stock of Maryland Federal, common or preferred, are authorized, issued or outstanding. All outstanding shares of Maryland Federal Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock have been reserved for any purpose, except for (i) shares of Maryland Federal Common Stock reserved in connection with the Stock Option Plans and the Stock Purchase Plan, (ii) shares of Series A Junior Participating Preferred Stock of Maryland Federal reserved for issuance pursuant to the Maryland Federal Rights Agreement, and (iii) 1,290,000 shares of Maryland Federal Common Stock reserved in connection with the BB&T Option Agreement. Maryland Federal has granted options to acquire 631,253 shares of Maryland Federal Common Stock under the Stock Option Plans, which options remain outstanding as of the date hereof. Except with respect to the Stock Purchase Plan and as set forth in this Section 3.1, there are no Rights authorized, issued or outstanding with respect to the capital stock of Maryland Federal. Holders of Maryland Federal Common Stock do not have preemptive rights.

3.2  Organization, Standing and Authority

     Maryland Federal is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. Maryland Federal is not required to be qualified to do business in any other state of the United States or foreign jurisdiction.

3.3  Ownership of  Subsidiaries

     Section 3.3 of the Maryland Federal Disclosure Memorandum lists all of the Maryland Federal Subsidiaries and, with respect to each, its jurisdiction of organization, jurisdictions in which it is qualified or otherwise licensed to conduct business, the number of shares or ownership interests owned by Maryland Federal (directly or indirectly), the percentage ownership interest so owned by Maryland Federal and its business activities.
The outstanding shares of capital stock or other equity interests of the Maryland Federal Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by Maryland Federal free and clear of all liens, claims and encumbrances or preemptive rights of any person. No Rights are authorized, issued or outstanding with respect to the capital stock or other equity interests of the Maryland Federal Subsidiaries, and there are no agreements, understandings or commitments relating to the right of Maryland Federal to own, to vote or to dispose of said interests. None of the shares of capital stock or other equity interests of the Maryland Federal Subsidiaries have been issued in violation of the preemptive rights of any person. Section 3.3 of the Maryland Federal Disclosure Memorandum also lists all shares of capital stock or other securities or ownership interests of any corporation, partnership, joint venture, or other organization (other than the Maryland Federal Subsidiaries) owned directly or indirectly by Maryland Federal.

3.4  Organization, Standing and Authority of the Subsidiaries

     Each Maryland Federal Subsidiary which is a depository institution is a federally chartered savings and loan association, the deposits of which are insured by the SAIF. Each of the Maryland Federal Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Maryland Federal Subsidiaries has full power and authority to carry on its business as now conducted, and is duly qualified to do business in each jurisdiction Disclosed with respect to it. No Maryland Federal Subsidiary is required to be qualified to do business in any other state of the United States or foreign jurisdiction, or is engaged in any type of activities that have not been Disclosed.

3.5 Authorized and Effective Agreement; Redemption of Rights or Termination of Rights Agreement

     (a) Maryland Federal has all requisite corporate power and authority to enter into and (subject to receipt of all necessary governmental approvals and the receipt of approval of the Maryland Federal shareholders of this Agreement and the Plan of Merger) to perform all of its obligations under this Agreement, the Articles of Merger and the BB&T Option Agreement. The execution and delivery of this Agreement, the Articles of Merger and the BB&T Option Agreement, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, except, in the case of this Agreement and the Plan of Merger, the approval of the Maryland Federal shareholders pursuant to and to the extent required by applicable law. This Agreement and the Plan of Merger constitute legal, valid and binding obligations of Maryland Federal, and each is enforceable against Maryland Federal in accordance with its terms, in each such case subject to (i) bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws from time to time in effect relating to or affecting the enforcement of the rights of creditors of FDIC insured institutions or the enforcement of creditors' rights generally; and (ii) general principles of equity, and except that the availability of equitable remedies or injunctive relief is within the discretion of the appropriate court.

     (b) Neither the execution and delivery of this Agreement, the Articles of Merger or the BB&T Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Maryland Federal with any of the provisions hereof or thereof, shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of Maryland Federal or any Maryland Federal Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Maryland Federal or any Maryland Federal Subsidiary pursuant to, any note, bond, mortgage, indenture, license, permit, contract, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Maryland Federal or any Maryland Federal Subsidiary.

     (c) Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b) hereof, no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by Maryland Federal of the Merger and the other transactions contemplated in this Agreement.

     (d) Effective prior to execution of this Agreement, Maryland Federal has taken all action necessary to amend the Maryland Federal Rights Agreement so that execution of this Agreement and the BB&T Option Agreement and consummation of the transactions contemplated herein and therein, including without limitation consummation of the Merger pursuant to this Agreement or acquisition of shares pursuant to the BB&T Option Agreement, shall not result in the grant of any Maryland Federal Rights to any person under the Maryland Federal Rights Agreement or enable or require any of the Maryland Federal Rights thereunder to be exercised, distributed or triggered.

3.6  Securities Filings; Financial Statements; Statements True

     (a) Maryland Federal has timely filed all Securities Documents required by the Securities Laws since February 28, 1994. Maryland Federal has Disclosed or made available to BB&T a true and complete copy of each Securities Document filed by Maryland Federal with the Commission after February 28, 1994 and prior to the date hereof, which are all of the Securities Documents that Maryland Federal was required to file during such period. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The Financial Statements of Maryland Federal fairly present the consolidated financial position of Maryland Federal and the Maryland Federal Subsidiaries as of the dates indicated and the consolidated statements of income and retained earnings, changes in shareholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

     (c) No statement, certificate, instrument or other writing furnished or to be furnished hereunder by Maryland Federal or any Maryland Federal Subsidiary to BB&T contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7  Minute Books

     The minute books of Maryland Federal and each of the Maryland Federal Subsidiaries contain or will contain at Closing accurate records of all meetings and other corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

3.8  Adverse Change

     Since February 28, 1997, Maryland Federal and the Maryland Federal Subsidiaries have not incurred any liability except as disclosed in the most recent Maryland Federal Financial Statements, or entered into any transactions with Affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any adverse change or any event involving a prospective adverse change in the business, financial condition, results of operations or business prospects of Maryland Federal and the Maryland Federal Subsidiaries on a consolidated basis.

3.9  Absence of Undisclosed Liabilities

     All liabilities (including contingent liabilities) of Maryland Federal and the Maryland Federal Subsidiaries are disclosed in the most recent Financial Statements of Maryland Federal or were incurred in the ordinary course of its business since the date of Maryland Federal's most recent Financial Statements.

3.10 Properties

     (a) Maryland Federal and the Maryland Federal Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests, to all of the properties and assets, real and personal, reflected on the consolidated balance sheet included in the Financial Statements of Maryland Federal as of February 28, 1997 or acquired after such date, except
(i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business,
(iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, or (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business.

     (b) All leases and licenses pursuant to which Maryland Federal or any Maryland Federal Subsidiary, as lessee or licensee, leases or licenses rights to real or personal property, are valid and enforceable in accordance with their respective terms.

3.11 Environmental Matters

     (a) Maryland Federal and the Maryland Federal Subsidiaries are and at all times have been in compliance with all Environmental Laws. Neither Maryland Federal nor any Maryland Federal Subsidiary has received any communication alleging that Maryland Federal or the Maryland Federal Subsidiary is not in such compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) There are no pending Environmental Claims, neither Maryland Federal nor any Maryland Federal Subsidiary has received notice of any pending Environmental Claims, and, to the best knowledge of Maryland Federal, there are no conditions or facts existing which might reasonably be expected to result in legal, administrative, arbitral or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon (i) Maryland Federal or any Maryland Federal Subsidiary, (ii) any person or entity whose liability for any Environmental Claim Maryland Federal or any Maryland Federal Subsidiary has or may have retained or assumed, either contractually or by operation of law, (iii) any real or personal property owned or leased by Maryland Federal or any Maryland Federal Subsidiary, or any real or personal property which Maryland Federal or any Maryland Federal Subsidiary has or is judged to have managed or supervised or participated in the management of, or (iv) any real or personal property in which Maryland Federal or any Maryland Federal Subsidiary holds a security interest securing a loan recorded on the books of Maryland Federal or any Maryland Federal Subsidiary. Neither Maryland Federal nor any Maryland Federal Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability under any Environmental Laws.

     (c) Maryland Federal and the Maryland Federal Subsidiaries are in compliance with all recommendations contained in any environmental audits, analyses and surveys received by Maryland Federal relating to all real and personal property owned or leased by Maryland Federal or any Maryland Federal Subsidiary and all real and personal property of which Maryland Federal or any Maryland Federal Subsidiary has or is judged to have managed or supervised or participated in the management of.

     (d) There are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim, or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws, against Maryland Federal or any Maryland Federal Subsidiary or against any person or entity whose liability for any Environmental Claim Maryland Federal or any Maryland Federal Subsidiary has or may have retained or assumed, either contractually or by operation of law.

3.12 Loans; Allowance for Loan Losses

     (a) All of the loans on the books of Maryland Federal and the Maryland Federal Subsidiaries are valid and properly documented, and were made in the ordinary course of business. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

     (b) The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of Maryland Federal are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

3.13 Tax Matters

     (a) Maryland Federal and the Maryland Federal Subsidiaries and each of their predecessors have timely filed (or requests for extensions have been timely filed and any such extensions either are pending or have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither Maryland Federal nor any Maryland Federal Subsidiary has or will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. Maryland Federal and the Maryland Federal Subsidiaries have paid, or where payment is not required to have been made have set up an adequate reserve or accrual for payment of, all taxes required to be paid or accrued for the preceding or current fiscal year for which a return is not yet due.

     (b) All federal, state and local (and, if applicable, foreign) tax returns filed by Maryland Federal and the Maryland Federal Subsidiaries are complete and accurate. Neither Maryland Federal nor any Maryland Federal Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Maryland Federal or any Maryland Federal Subsidiary which have not been settled and paid. There are currently no agreements in effect with respect to Maryland Federal or any Maryland Federal

Subsidiary to extend the period of limitations for the assessment or collection of any tax. No audit examination or deficiency or refund litigation with respect to such returns is pending.

     (c) Deferred taxes have been provided for in accordance with GAAP consistently applied.

     (d) Neither Maryland Federal nor any of the Maryland Federal Subsidiaries is a party to any tax allocation or sharing agreement or has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Maryland Federal or a Maryland Federal subsidiary) or has any liability for taxes of any person (other than Maryland Federal and the Maryland Federal Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

     (e) Each of Maryland Federal and the Maryland Federal Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

     (f) Neither Maryland Federal nor any of the Maryland Federal Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 280G or 162(m) of the Code.

3.14 Employees; Compensation; Benefit Plans

     (a) Compensation. Maryland Federal has Disclosed a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each director, shareholder, independent contractor, consultant and agent of Maryland Federal and of each Maryland Federal Subsidiary and each other person (in each case other than as an employee) to whom Maryland Federal or any Maryland Federal Subsidiary pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

     (b)  Employee Benefit Plans.

               (i) Maryland Federal has Disclosed an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by Maryland Federal or any Maryland Federal Subsidiary, to which Maryland Federal or any Maryland Federal Subsidiary is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Code, of which Maryland Federal or any Maryland Federal Subsidiary is a member. For purposes of this Agreement, the term "Plan" shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section 3.14(b)(i) and which is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated, (B) an employment agreement,
          (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including without limitation benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance, or
          (D) any other employee benefit plan as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated.

               (ii) Neither Maryland Federal nor any Maryland Federal Subsidiary contributes to, has an obligation to contribute to or otherwise has any liability or potential liability with respect to
          (A) any multiemployer plan as defined in Section 3(37) of ERISA,
          (B) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

               (iii) None of the Plans obligates Maryland Federal or any Maryland Federal Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

               (iv) Each Plan has been maintained, funded and administered in compliance in all respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands. No Plan that is subject to the funding requirements of
          Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived, and each Plan has always fully met the funding standards required under Title I of ERISA and Section 412 of the Code. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of Maryland Federal or any Maryland Federal Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or
          Section 412(n) of the Code, neither Maryland Federal nor any Maryland Federal Subsidiary has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and there are no facts which could be expected to give rise to such lien or such posting of security. No event has occurred and no condition exists that would subject Maryland Federal or any Maryland Federal Subsidiary to any tax under Sections 4971, 4972, 4976, 4977 or 4979 of the Code or to a fine or penalty under
          Section 502(c) of ERISA.

               (v) Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

               (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which Maryland Federal or any Maryland Federal Subsidiary is a member or was a member during such five-year period.

               (vii) As of the Closing Date, the fair market value of the assets of each Plan that is a tax qualified defined benefit plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis. With respect to each Plan that is subject to the funding requirements of

          Section 412 of the Code and Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No tax qualified Plan has any unfunded liabilities.

               (viii) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under
          Section 408 of ERISA or Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under
          Section 4975 of the Code or Section 409 or 502(i) of ERISA.
          Neither Maryland Federal nor, to the best knowledge of Maryland Federal, any Maryland Federal Subsidiary, any trustee, administrator or other fiduciary of any Plan, or any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject Maryland Federal or any Maryland Federal Subsidiary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

               (ix) With respect to each Plan, all reports and information required to be filed with any government agency or distributed to Plan participants and their beneficiaries have been duly and timely filed or distributed.

               (x) Maryland Federal and each Maryland Federal Subsidiary has been and is presently in compliance with all of the requirements of
          Section 4980B of the Code.

               (xi) Neither Maryland Federal nor any Maryland Federal Subsidiary has a liability as of February 28, 1997 under any Plan that, to the extent disclosure is required under GAAP, is not reflected on the consolidated balance sheet included in the Financial Statements of Maryland Federal as of February 28, 1997 or otherwise Disclosed.

               (xii) Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (A) Maryland Federal's or any Maryland Federal Subsidiary's obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the Plans (except to the extent benefits may be deemed increased by accelerated vesting, accelerated allocation of previously unallocated Plan assets or by the conversion of all stock options in accordance with Section 2.9 hereof.

               (xiii) With respect to each Plan, Maryland Federal has Disclosed or made available to BB&T, true, complete and correct copies of (A) all documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the IRS (with attachments), (C) the three most recent actuarial reports, if any, (D) the three most recent financial statements, (E) all governmental filings for the last three years, including without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the past three years.

               (xiv) Each of the Plans as applied to Maryland Federal and any Maryland Federal Subsidiary may be amended or terminated at any time by action of Maryland Federal's Board of Directors, committee of the board of Directors or duly authorized officer, in each case subject to the terms of the Plan and compliance with applicable laws and regulations (and limited, in the case of multiemployer plans, to termination of the participation of Maryland Federal or a Maryland Federal Subsidiary thereunder).

3.15 Certain Contracts


     (a) Neither Maryland Federal nor any Maryland Federal Subsidiary is a party to, is bound or affected by, or receives benefits under (i) any agreement, arrangement or commitment, written or oral, the default of which would have a Material Adverse Effect, whether or not made in the ordinary course of business (other than loans or loan commitments made or certificates or deposits received or borrowings obtained in the ordinary course of the banking business), or any agreement restricting its business activities, including without limitation agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument, written or oral, relating to the borrowing of money by Maryland Federal or any Maryland Federal Subsidiary or the guarantee by Maryland Federal or any Maryland Federal Subsidiary of any such obligation, which cannot be terminated within less than 30 days after the Closing Date by Maryland Federal or any Maryland Federal Subsidiary (without payment of any penalty or cost, except with respect to Federal Home Loan Bank or Federal Reserve Bank advances), (iii) any agreement, arrangement or commitment, written or oral, relating to the employment of a consultant, independent contractor or agent, or the employment, election or retention in office of any present or former director or officer, which cannot be terminated within less than 30 days after the Closing Date by Maryland Federal or any Maryland Federal Subsidiary

(without payment of any penalty or cost), or that provides benefits which are contingent, or the application of which is materially altered, upon the occurrence of a transaction involving Maryland Federal of the nature contemplated by this Agreement or the BB&T Option Agreement, or (iv) any agreement or plan, written or oral, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the BB&T Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the BB&T Option Agreement. Each matter Disclosed pursuant to this Section 3.15(a) is in full force and effect as of the date hereof.

     (b) Neither Maryland Federal nor any Maryland Federal Subsidiary is in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.16 Legal Proceedings; Regulatory Approvals

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Maryland Federal, threatened against Maryland Federal or any Maryland Federal Subsidiary or against any asset, interest, plan or right of Maryland Federal or any Maryland Federal Subsidiary, or, to the best knowledge of Maryland Federal, against any officer, director or employee of any of them in their capacity as such. There are no actions, suits or proceedings instituted, pending or, to the best knowledge of Maryland Federal, threatened against any present or former director or officer of Maryland Federal or any Maryland Federal Subsidiary that would reasonably be expected to give rise to a claim against Maryland Federal or any Maryland Federal Subsidiary for indemnification. There are no actual or, to the best knowledge of Maryland Federal, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or in the BB&T Option Agreement. To the best knowledge of Maryland Federal, no fact or condition relating to Maryland Federal or any Maryland Federal Subsidiary exists (including without limitation noncompliance with the CRA) that would prevent Maryland Federal or BB&T from obtaining all of the federal and state regulatory approvals contemplated herein.

3.17 Compliance with Laws; Filings

     Each of Maryland Federal and each Maryland Federal Subsidiary is in compliance with all statutes and regulations (including, but not limited to, the CRA, TILA and regulations promulgated thereunder, and other consumer banking laws), and has obtained and maintained all permits, licenses and registrations applicable to the conduct of its business, and neither Maryland Federal nor any Maryland Federal Subsidiary has received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) restricting or in any way limiting its operations. Neither Maryland Federal nor any Maryland Federal Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that it enter into any of the foregoing. Since February 28, 1994, Maryland Federal and each of the Maryland Federal Subsidiaries has filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including without limitation the OTS, Commission and the FDIC. Each such report, registration, notice and statement, and each amendment thereto, complied with applicable legal requirements.

3.18 Brokers and Finders

     Neither Maryland Federal nor any Maryland Federal Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, in the Plan of Merger or in the BB&T Option Agreement, except for fees to accountants and lawyers and an obligation to the Financial Advisor, the nature and extent of which have been Disclosed, for investment banking services.

3.19 Repurchase Agreements; Derivatives

     (a) With respect to all agreements currently outstanding pursuant to which Maryland Federal or any Maryland Federal Subsidiary has purchased securities subject to an agreement to resell, Maryland Federal or the Maryland Federal Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which Maryland Federal or any Maryland Federal Subsidiary has sold securities subject to an agreement to repurchase, neither Maryland Federal nor the Maryland Federal Subsidiary has pledged collateral materially in excess of the amount of the debt secured thereby. Neither Maryland Federal nor any Maryland Federal Subsidiary has pledged collateral materially in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.

     (b) Neither Maryland Federal nor any Maryland Federal Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.

3.20 Deposit Accounts

     The deposit accounts of the Maryland Federal Subsidiaries that are depository institutions are insured by the SAIF to the maximum extent permitted by federal law, and the Maryland Federal Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the SAIF.

3.21 Related Party Transactions

     Maryland Federal has Disclosed all existing transactions, investments and loans, including loan guarantees existing as of the date hereof (other than deposit relationships and consumer loans entered into in the ordinary course of business and on arm's length terms), to which Maryland Federal or any Maryland Federal Subsidiary is a party with any director, executive officer or 5% shareholder of Maryland Federal or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, investments and loans are on terms no less favorable to Maryland Federal than could be obtained from unrelated parties.

3.22 Certain Information

     When the Proxy Statement/Prospectus is mailed, and at the time of the meeting of shareholders of Maryland Federal to vote on the Plan of Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein provided by Maryland Federal, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

3.23 Tax and Regulatory Matters

     Neither Maryland Federal nor any Maryland Federal Subsidiary has taken or agreed to take any action which would or could reasonably be expected to
(i) cause the Merger not to constitute a reorganization under Section 368 of the Code or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).

3.24 State Takeover Laws

     Maryland Federal and each Maryland Federal Subsidiary have taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable moratorium, fair price, business combination, control share or other anti-takeover laws, including without limitation the provisions of Sections 3-601 to 3-604 and 3-701 to 3-709 of the MGCL.

3.25 Labor Relations

     Neither Maryland Federal nor any Maryland Federal Subsidiary is the subject of any claim or allegation that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is Maryland Federal or any Maryland Federal Subsidiary party to any collective bargaining agreement. There is no strike or other labor dispute involving Maryland Federal or any Maryland Federal Subsidiary, pending or threatened, or to the best knowledge of Maryland Federal, is there any activity involving any employees of Maryland Federal or any Maryland Federal Subsidiary seeking to certify a collective bargaining unit or engaging in any other organization activity.

3.26 Fairness Opinion

     Maryland Federal has received from the Financial Advisor an opinion that, as of the date hereof, the Merger Consideration is fair to the shareholders of Maryland Federal from a financial point of view.

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                                     OF BB&T

     BB&T represents and warrants to Maryland Federal as follows (no representation or warranty herein of BB&T shall be deemed to be inaccurate unless the inaccuracy would permit Maryland Federal to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a)):

4.1  Capital Structure of BB&T

     The authorized capital stock of BB&T consists of (i) 5,000,000 shares of preferred stock, par value $5.00 per share, of which 2,000,000 shares have been designated as Series B Junior Participating Preferred Stock and the remainder are undesignated, and none of which shares are issued and outstanding, and (ii) 300,000,000 shares of BB&T Common Stock (or such larger number as shall be approved from time to time by the shareholders), of which 136,051,623 shares were issued and outstanding on December 31, 1997. All outstanding shares of BB&T Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The shares of BB&T Common Stock reserved as provided in Section 5.3 are free of any Rights and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to the Plan of Merger. Holders of BB&T Common Stock do not have preemptive rights.

4.2  Organization, Standing and Authority of BB&T

     BB&T is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, and is duly qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification. BB&T is registered as a bank holding company under the Bank Holding Company Act.

4.3  Authorized and Effective Agreement

     (a) Each of BB&T and BB&T Financial has all requisite corporate power and authority to enter into and (subject to receipt of all necessary government approvals) perform all of its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of BB&T and BB&T Financial. This Agreement and the Plan of Merger attached hereto constitute legal, valid and binding obligations of BB&T and BB&T Financial, and each is enforceable against BB&T and BB&T Financial in accordance with its terms, in each case subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors; and (ii) general principles of equity (whether applied in a court of law or in equity), and except that the availability of equitable remedies or injunctive relief is within the discretion of the appropriate court.

     (b) Neither the execution and delivery of this Agreement or the Articles of Merger, nor consummation of the transactions contemplated hereby, nor compliance by BB&T or BB&T Financial with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of BB&T or any BB&T Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of BB&T or any BB&T Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BB&T or any BB&T Subsidiary.

     (c) Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b) hereof, no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by BB&T and BB&T Financial of the Merger and the other transactions contemplated in this Agreement.

4.4  Organization, Standing and Authority of BB&T Subsidiaries

     Each of the BB&T Subsidiaries and BB&T Financial, is duly organized, validly existing and in good standing under applicable laws. BB&T owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the BB&T Subsidiaries and BB&T Financial. Each of the BB&T Subsidiaries and BB&T Financial (i) has full power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United

States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.5  Securities Documents; Statements True

     BB&T has timely filed all Securities Documents required by the Securities Laws since December 31, 1994. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No statement, certificate, instrument or other writing furnished or to be furnished hereunder by BB&T, BB&T Financial or any other BB&T Subsidiary to Maryland Federal contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6  Financial Statements

     The Financial Statements of BB&T fairly present or will fairly present, as the case may be, the consolidated financial position of BB&T and the BB&T Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and changes in cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of any notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP consistently applied.

4.7  Adverse Change

     Since December 31, 1996, BB&T and the BB&T Subsidiaries on a consolidated basis have not incurred any liability except as disclosed on the most recent BB&T Financial Statements, or entered into any transactions with Affiliates, other than in the ordinary course of business consistent with past practices, nor has there been any adverse change or any event involving a prospective adverse change in the business, financial condition, results of operations or business prospects of BB&T and the BB&T Subsidiaries on a consolidated basis.

4.8  Absence of Undisclosed Liabilities

     All liabilities (including contingent liabilities) of BB&T and the BB&T Subsidiaries are disclosed in the most recent Financial Statements of BB&T or on a consolidated basis incurred in the ordinary course of business since the date of BB&T's most recent Financial Statements.

4.9  Compliance with Laws

     Each of BB&T and the BB&T Subsidiaries is in compliance with all statutes and regulations (including, but not limited to, the CRA, TILA and regulations promulgated thereunder and other consumer banking laws) and has obtained and maintained all permits, licenses and registrations applicable to the conduct of its business, and neither BB&T nor any of the BB&T Subsidiaries has received any notification that has not lapsed, been withdrawn or abandoned from any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization, or (iii) restricting or in any way limiting its operations. Neither BB&T nor any of the BB&T Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that they enter into any of the foregoing.

4.10 Certain Information

     When the Proxy Statement/Prospectus is mailed, and at all times subsequent to such mailing up to and including the time of the meeting of shareholders of Maryland Federal to vote on the Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein relating to BB&T, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.11 Tax and Regulatory Matters

     Neither BB&T nor any BB&T Subsidiary has taken or agreed to take any action which would or could reasonably be expected to (i) cause the Merger not to constitute a reorganization under Section 368 of the Code, provided, however, that nothing contained herein shall limit the ability of BB&T to exercise its rights under the BB&T Option Agreement, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) hereof or result in failure of the condition in Section 6.3(b) hereof.

4.12 Share Ownership

     As of the date of this Agreement, BB&T does not own (except in a fiduciary capacity) any shares of Maryland Federal Common Stock.

4.13 Legal Proceedings; Regulatory Approvals

     There are no actual or, to the best knowledge of BB&T, threatened actions, suits or proceedings instituted, which present a claim to restrain or prohibit the transactions contemplated herein. To the best knowledge of BB&T, no fact or condition relating to BB&T or any BB&T Subsidiary exists (including without limitation noncompliance with the CRA) that would prevent BB&T or Maryland Federal from obtaining all of the federal and state regulatory approvals contemplated herein.

                                   ARTICLE V
                                   COVENANTS

5.1  Maryland Federal Shareholder Meeting

     Maryland Federal shall submit this Agreement and the Plan of Merger to its shareholders for approval at a meeting to be held as soon as practicable, and by approving execution of this Agreement, the Board of Directors of Maryland Federal agrees that it shall, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Maryland Federal, recommend that Maryland Federal's shareholders vote for such approval; provided, that the Board of Directors of Maryland Federal may withdraw or modify such recommendation only if the Board of Directors shall determine in good faith that such recommendation should not be made in light of its fiduciary duty to Maryland Federal's shareholders following consideration of written advice of independent legal counsel to the effect that making such recommendation or failing to withdraw or modify such recommendation would more likely than not constitute a breach of the fiduciary duties of such Board to the shareholders of Maryland Federal.

5.2  Registration Statement; Proxy Statement/Prospectus

     As promptly as practicable after the date hereof, BB&T shall prepare and file the Registration Statement with the Commission. Maryland Federal will furnish to BB&T the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the Commission and again before any amendments are filed, and shall have the right to review and consult with BB&T on the form of, and any characterizations of such information included in, the Registration Statement prior to the filing with the Commission. Such Registration Statement, at the time it becomes effective and at the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the applicable rules and regulations of the Commission. The Registration Statement shall include the form of Proxy Statement/Prospectus. BB&T and Maryland Federal shall use their reasonable best efforts to cause the Proxy Statement/Prospectus to be approved by the Commission for mailing to the Maryland Federal shareholders, and such Proxy Statement/Prospectus shall, on the date of mailing, conform in all material respects to the requirements of the Securities Laws and the applicable rules and regulations of the Commission thereunder. Maryland Federal shall cause the Proxy Statement/Prospectus to be mailed to shareholders in accordance with all applicable notice requirements under the Securities Laws and the MGCL.

5.3  Plan of Merger; Reservation of Shares

     At the Effective Time, the Merger shall be effected in accordance with the Plan of Merger. In connection therewith, BB&T undertakes and agrees (i) to cause BB&T Financial to adopt the Plan of Merger; (ii) to vote the shares of BB&T Financial common stock for approval of the Plan of Merger; and (iii) to pay or cause to be paid when due the Merger Consideration. BB&T has reserved for issuance such number of shares of BB&T Common Stock as shall be necessary to pay the Merger Consideration and agrees not to take any action that would cause the aggregate number of authorized shares of BB&T Common Stock available for issuance hereunder not to be sufficient to effect the Merger.

5.4  Additional Acts

     (a) Maryland Federal agrees to take such actions requested by BB&T as may be reasonably necessary to modify the structure of, or to substitute parties to (so long as such substitute is BB&T or a BB&T Subsidiary) the transactions contemplated hereby, provided that such modifications do not (i) change the amount or form of Merger Consideration, (ii) adversely affect the tax treatment of receiving the Merger Consideration, or (iii) abrogate the covenants and other agreements contained in this Agreement, including without limitation the covenant not to take any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

     (b) As promptly as practicable after the date hereof, BB&T and Maryland Federal shall submit notice or applications for prior approval of the transactions contemplated herein to the Federal Reserve Board, the OTS and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby. Maryland Federal and BB&T each represents and warrants to the other that all information included (or submitted for inclusion) concerning it, its respective Subsidiaries, and any of its respective directors, officers and shareholders, shall be true, correct and complete in all material respects as of the date presented.

     (c) BB&T agrees that its Board of Directors or authorized Board committee shall approve prior to the Effective Time each grant of a converted option (as described in Section 2.9(a)) to any individual who, subsequent to consummation of the Merger, will be a director or officer of BB&T under Rule 16b-3 of the Exchange Act.

5.5  Best Efforts

     Each of BB&T and Maryland Federal shall use, and shall cause each of their respective Subsidiaries to use, its reasonable best efforts in good faith to (i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.2 and 5.4 or elsewhere herein, and (ii) take or cause to be taken all action necessary or desirable on its part to fulfill the conditions in Article VI and to consummate the transactions herein contemplated at the earliest practicable date. Neither BB&T nor Maryland Federal shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

5.6  Certain Accounting Matters

     Maryland Federal shall cooperate with BB&T concerning accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account BB&T's policies, practices and procedures), including without limitation issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices; provided, that any action taken pursuant to this
Section 5.6 shall not be deemed to constitute or result in the breach of any representation or warranty of Maryland Federal contained in this Agreement; and provided further, that Maryland Federal shall not be required to implement any changes in accounting or financial matters pursuant to this
Section 5.6(i) if such action is not in accordance with generally accepted accounting principles or is prohibited by applicable law, and (ii) unless and until BB&T agrees in writing that it believes, in its good faith judgment, that the Merger will constitute a reorganization under Section 368 of the Code, and that all conditions to BB&T's obligation to consummate the Merger set forth in Sections 6.1 and 6.3 (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to BB&T's obligation to consummate the Merger) have been satisfied or waived.

5.7  Access to Information

     Maryland Federal and BB&T will each keep the other advised of all material developments relevant to its business and the businesses of its Subsidiaries, and to consummation of the Merger, and each shall provide to the other, upon request, reasonable details of any such development. Upon reasonable notice, Maryland Federal shall afford to representatives of BB&T access, during normal business hours during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of Maryland Federal and the Maryland Federal Subsidiaries and, during such period, shall make available all information concerning their businesses as may be reasonably requested. Upon reasonable notice, BB&T shall afford to representatives of Maryland Federal access during normal business hours, during the period prior to the Effective Time, to appropriate records as may reasonably be required to fulfill any fiduciary duty to review such records as the Board of Directors of Maryland Federal may have to its shareholders. No investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. Each party hereto shall, and shall cause each of its directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertakings with respect to confidentiality to survive any termination of this Agreement pursuant to Section 7.1. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this Agreement.

5.8  Press Releases

     BB&T and Maryland Federal shall agree with each other as to the form and substance of any press release related to this Agreement and the Plan of Merger or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

5.9  Forbearances of Maryland Federal

     Except with the prior written consent of BB&T, between the date hereof and the Effective Time, Maryland Federal shall not, and shall cause each of the Maryland Federal Subsidiaries not to:

          (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish or acquire any new Subsidiary or engage in any new category or type of business activity;

          (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than regularly scheduled quarterly dividends of $.1125 per share of Maryland Federal Common Stock payable on record dates and in amounts consistent with past practices; provided that any dividend declared or payable on the shares of Maryland Federal Common Stock for the quarterly period during which the Effective Time occurs shall, unless otherwise agreed upon in writing by BB&T and Maryland Federal, be declared with a record date prior to the Effective Time only if the normal record date for payment of the corresponding quarterly dividend to holders of BB&T Common Stock is before the Effective Time;

          (c) issue any shares of its capital stock (including treasury shares), except pursuant to (i) the Stock Purchase Plan for the offering period pursuant thereto which commenced on February 1, 1998 and ends on July 31, 1998 (and only with respect to elections to purchase in effect on the date hereof, which elections provide for purchases of shares in numbers consistent with past experience), (ii) Stock Options outstanding as of the date hereof pursuant to the Stock Option Plans, or (iii) the BB&T Option Agreement;

          (d) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (e) amend its articles of incorporation or bylaws; impose or permit imposition, of any lien, charge or encumbrance on any share of stock held by it in any Maryland Federal Subsidiary, or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any debt or claim, in each case other than in the ordinary course of business;

          (f) merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any assets or acquire any assets, other than in the ordinary course of its business consistent with past practices;

          (g) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

          (h) increase the rate of compensation of any of its directors, officers or employees (excluding increases in compensation resulting from (x) in the case of officers and employees, increases in the ordinary course of business consistent with past practice and (y) the exercise of Stock Options outstanding as of the date of this Agreement), or pay or agree to pay any bonus to, or provide any new employee benefit or incentive to, any of its directors, officers or employees (except for any bonus that might be earned and payable for the year ending February 28, 1998 pursuant to Maryland Federal's bonus program, if any, as in effect at the beginning of such year);

          (i) enter into or substantially modify (except as may be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, however, that this subparagraph shall not prevent renewal of any of the foregoing consistent with past practice;

          (j) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Maryland Federal or any Maryland Federal Subsidiary or any business combination with Maryland Federal or any Maryland Federal Subsidiary other than as contemplated by this Agreement; or authorize any officer, director, agent or affiliate of Maryland Federal or any Maryland Federal Subsidiary to do any of the above; or fail to notify BB&T immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this subsection (j) shall not apply to furnishing information, negotiations or discussions following an unsolicited offer if, as a result of such offer, Maryland Federal is advised in writing by independent legal counsel that the failure to so furnish information or negotiate would more likely than not constitute a breach of the fiduciary duties of Maryland Federal's Board of Directors to its shareholders;

          (k) enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by Maryland Federal or a Maryland Federal Subsidiary or guarantee by Maryland Federal or a Maryland Federal Subsidiary of any obligation, (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause shall not apply to the election of directors by shareholders or the reappointment of officers in the normal course), or
     (iv) any contract, agreement or understanding with a labor union;

          (1) change its lending, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation, or directives, and except that after approval of the Agreement and the Plan of Merger by its shareholders and after receipt of the requisite regulatory approvals for the transactions contemplated by this Agreement and the Plan of Merger, Maryland Federal shall cooperate in good faith with BB&T to adopt policies, practices and procedures consistent with those utilized by BB&T, effective on or before the Closing Date;

          (m) change its methods of accounting in effect at February 28, 1997, except as required by changes in GAAP concurred in by BB&T, which concurrence shall not be unreasonably withheld, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended February 28, 1997, except as required by changes in law or regulation;

          (n) incur any commitments for capital expenditures or obligation to make capital expenditures in excess of $50,000, for any one expenditure, or $150,000, in the aggregate;

          (o) incur any indebtedness other than deposits from customers, advances from the Federal Home Loan Bank or Federal Reserve Bank and reverse repurchase arrangements in the ordinary course of business;

          (p)  take any action which would or could reasonably be expected to
     (i) cause the Merger not to constitute a reorganization under Section 368 of the Code as determined by BB&T, (ii) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this Agreement, or (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied;

          (q) dispose of any material assets other than in the ordinary course of business; or

          (r)  agree to do any of the foregoing.

5.10 Employment Agreements

     BB&T (or its specified banking subsidiary) agrees to enter into an employment agreement with Robert H. Halleck substantially in the form of Annex C hereto, employment agreements with David E. Baker, Nancy B. Cohen and J. Diane Stevenson substantially in the form of Annex D hereto, and employment agreements with Lynn B. Hounslow and Ronald R. O'Brien substantially in the form of Annex E hereto.

5.11 Affiliates

     Maryland Federal shall use its reasonable best efforts to cause all persons who are Affiliates of Maryland Federal to deliver to BB&T promptly following execution of this Agreement a written agreement providing that such person will not dispose of BB&T Common Stock received in the Merger except in compliance with the Securities Act and the rules and regulations promulgated thereunder, and in any event shall use its reasonable best efforts to cause such affiliates to deliver to BB&T such written agreement prior to the Closing Date.

5.12 Employee Benefits

     (a) BB&T shall cause the 401(k) plan of Maryland Federal to be merged with the 401(k) plan maintained by BB&T and the BB&T Subsidiaries, and the account balances of former employees of Maryland Federal or the Maryland Federal Subsidiaries who are participants in the Maryland Federal plan shall be transferred to the accounts of such employees under the BB&T 401(k) plan. Following such merger and transfer, such accounts shall be governed and controlled by the terms of the BB&T 401(k) plan as in effect from time to time (and subject to BB&T's right to terminate such plan). For purposes of administering the 401(k) plan, service with Maryland Federal and the Maryland Federal Subsidiaries shall be deemed to be service with BB&T or the BB&T Subsidiaries for participation and vesting purposes, but not for purposes of benefit accrual.

     (b) As soon as practicable following the Effective Time, BB&T shall take any and all action necessary to terminate Maryland Federal's defined benefit pension plan (the "Maryland Federal Pension Plan") pursuant to a standard termination in accordance with Section 4041 of ERISA and to provide for full vesting of the accrued benefits of all participants in the Maryland Federal Pension Plan and the distribution of the assets thereof to the participants. The actions relating to termination of the Maryland Federal Pension Plan shall be conditioned upon receiving a favorable determination letter from the IRS with regard to the termination of the Maryland Federal Pension Plan. BB&T will use its reasonable best efforts to seek the issuance of such letter as soon as practicable following the Effective Time. Each employee of Maryland Federal or a Maryland Federal Subsidiary at the Effective Time who becomes an employee immediately following the Effective Time of BB&T or a BB&T Subsidiary ("Employer Entity") shall be given credit under BB&T's defined benefit pension plan for service with Maryland Federal and the Maryland Federal Subsidiaries for participation and vesting purposes, but not for purposes of benefit accrual.

     (c) Each employee of Maryland Federal at the Effective Time who becomes an employee immediately following the Effective Time of an Employer Entity shall be eligible to participate in the group hospitalization, medical, dental, life, disability and other welfare benefit plans and programs available to employees of the Employer Entity, subject to the terms of such plans and programs; provided, that service with Maryland Federal shall be deemed to be service with the Employer Entity for the purpose of determining eligibility to participate in such welfare plans and programs.

     (d) Each employee of Maryland Federal or a Maryland Federal Subsidiary who becomes an employee of BB&T or a BB&T Subsidiary and is terminated by BB&T or a BB&T Subsidiary subsequent to the Effective Time, excluding any employee who has an existing employment or special termination agreement which is Disclosed, shall be entitled to severance pay in accordance with the general severance policy maintained by BB&T, if and to the extent that such employee is entitled to severance pay under such policy. Such employee's service with Maryland Federal or a Maryland Federal Subsidiary shall be treated as service with BB&T for purposes of determining the amount of severance pay, if any, under BB&T's severance policy.

     (e) BB&T agrees to honor all employment agreements, severance agreements and the deferred compensation agreement (including related trust agreement) that Maryland Federal and the Maryland Federal Subsidiaries have with their current and former employees and directors and which have been Disclosed to BB&T pursuant to this Agreement, except to the extent any such agreements shall be superseded or terminated at the Closing or following the Closing Date.

5.13 Directors and Officers Protection

     BB&T or a BB&T Subsidiary shall purchase and keep in force for a period of three years after the Effective Time directors' and officers' liability insurance providing coverage to directors and officers of Maryland Federal for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the same coverage and amounts as contained in Maryland Federal's policy on the date hereof; provided, that in no event shall the annual premium on such policy exceed 150% of the annual premium payments on Maryland Federal's policy in effect as of the date hereof (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BB&T shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. Notwithstanding the foregoing, BB&T further agrees to indemnify (and advance expenses to) all individuals who are or have been officers, directors or employees of Maryland Federal or any Maryland Federal Subsidiary prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time, to the fullest extent that such indemnification is provided pursuant to the Articles of Incorporation of Maryland Federal on the date hereof and is permitted under the MGCL. Limitations on liability contained in the Articles of Incorporation of Maryland Federal on the date hereof shall be applicable following the Merger with respect to actions preceding the Merger and which were subject to such limitations.

5.14 Forbearances of BB&T

     Except with the prior written consent of Maryland Federal, between the date hereof and the Effective Time, neither BB&T nor any BB&T Subsidiary shall take any action which would or might be expected to (i) cause the business combination contemplated hereby not to constitute a reorganization under Section 368 of the Code; (ii) result in any inaccuracy of a representation or warranty herein which would allow for termination of this Agreement; (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied; or (iv) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business.

5.15 Reports

     Each of Maryland Federal and BB&T shall file (and shall cause the Maryland Federal Subsidiaries and the BB&T Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to BB&T or Maryland Federal, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to the absence of notes and to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

5.16 Exchange Listing

     BB&T shall use its reasonable best efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of BB&T Common Stock to be issued to the holders of Maryland Federal Common Stock pursuant to the Merger, and BB&T shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

5.17 Advisory Board for Maryland Region.

     As of the Effective Time and for at least three years thereafter, BB&T shall offer to each of the members of the Board of Directors of Maryland Federal a seat on the Advisory Board of its newly created Maryland Region, and shall offer to the Chairman of the Board of Directors of Maryland Federal the position of Chairman of such Advisory Board. For three years following the Effective Time, the Advisory Board members elected pursuant to this Section 5.17 and who continue to serve shall receive, as compensation for service on the Advisory Board of the Maryland Region, Advisory Board member's fees (annual retainer and attendance fees) equal in amount each year (prorated for any partial year) to the annual retainer and schedule of attendance fees for Directors of Maryland Federal in effect on January 1, 1998. In addition, such Chairman shall receive for the three-year period (or lesser period of his service as Chairman) the special Chairman's compensation which was in effect with respect to him on January 1, 1998. Following such three-year period, Advisory Board Members and the Chairman, if they continue to serve in such capacities, shall receive fees in accordance with the standard schedule of fees for service thereon as in effect from time to time. For three years after the Effective Time, no such Advisory Board Member shall be prohibited from serving thereon because he shall have attained the maximum age for service thereon (currently age 70).

5.18 BB&T Rights Agreement

     BB&T agrees (a) that any BB&T Rights issued pursuant to the BB&T Rights Agreement shall be issued with respect to each share of BB&T Common Stock issued pursuant to the terms hereof regardless of whether there has occurred a "Distribution Date" under the terms of the BB&T Rights Agreement prior to the Effective Time, (i) to the extent permitted by Section 22 of the BB&T Rights Agreement and (ii) unless all BB&T Rights in respect of outstanding shares of BB&T Common Stock have been redeemed or otherwise terminated prior to the Effective Time and (b) subject to the foregoing, to take all action reasonably necessary or advisable to enable the holder of each such share of BB&T Common Stock to obtain the benefit of such BB&T Rights notwithstanding their prior distribution, including, without limitation, amendment of the BB&T Rights Agreement (to the extent permissible under the terms thereof) in connection with any such distribution of BB&T Rights.

                                  ARTICLE VI
                             CONDITIONS PRECEDENT

6.1  Conditions Precedent - BB&T and Maryland Federal

     The respective obligations of BB&T and Maryland Federal to effect the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Time:

     (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, and consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken, including without limitation the approval of the shareholders of Maryland Federal and of BB&T Financial of the Agreement and the Plan of Merger;

     (b) The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, no proceedings shall be pending or to the knowledge of BB&T threatened by the Commission to suspend the effectiveness of such Registration Statement and the BB&T Common Stock to be issued as contemplated in the Plan of Merger shall have either been registered or be subject to exemption from registration under applicable state securities laws;

     (c) The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement and the Plan of Merger, all notice periods and waiting periods with respect to such approvals shall have passed and all such approvals shall be in effect;

     (d) None of BB&T, any of the BB&T Subsidiaries, Maryland Federal or any of the Maryland Federal Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement; and

     (e) Maryland Federal and BB&T shall have received an opinion of BB&T's legal counsel, in form and substance satisfactory to Maryland Federal and BB&T, substantially to the effect that the Merger will constitute one or more reorganizations under Section 368 of the Code and that the shareholders of Maryland Federal will not recognize any gain or loss to the extent that such shareholders exchange shares of Maryland Federal Common Stock for shares of BB&T Common Stock.

6.2  Conditions Precedent - Maryland Federal

     The obligations of Maryland Federal to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by Maryland Federal pursuant to Section 7.4:

     (a) All representations and warranties of BB&T shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Maryland Federal. The representations and warranties of BB&T set forth in Sections 4.1, 4.2, 4.3(a), 4.3(b)(i), 4.4 and 4.11 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of BB&T set forth in this Agreement (including the representations and warranties set forth in Sections 4.1, 4.2, 4.3(a), 4.3(b)(i) and 4.4) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on BB&T.

     (b) BB&T shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed at or prior to the Effective Time.

     (c) BB&T shall have delivered to Maryland Federal a certificate, dated the Closing Date and signed by its Chairman or President or an Executive Vice President, acting on behalf of BB&T in his or her capacity as such officer, to the effect that the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.2(a) and 6.2(b) hereof, to the extent applicable to BB&T, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on BB&T or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger.

     (d) Maryland Federal shall have received opinions of counsel to BB&T in the form reasonably acceptable to Maryland Federal's legal counsel.

     (e) All approvals of the transactions contemplated herein from the Federal Reserve Board and any other state or federal government agency, department or body, the approval of which is required for the consummation of the Merger, shall have been received and all waiting period with respect to such approvals shall have expired.

     (f) The shares of BB&T Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

6.3  Conditions Precedent - BB&T

     The obligations of BB&T to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by BB&T pursuant to
Section 7.4:

     (a) All representations and warranties of Maryland Federal shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by BB&T. The representations and warranties of Maryland Federal set forth in Sections 3.1, 3.2 (except the last sentence thereof), 3.3 (except the last sentence thereof), 3.4 (except the last sentence thereof), 3.5(a), 3.5(b)(i), 3.23 and 3.24 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of Maryland Federal set forth in this Agreement (including the representations and warranties set forth in the Sections designated in the preceding sentence) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect with respect to Maryland Federal.

     (b) No regulatory approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of BB&T, would so materially adversely affect the business or economic benefits to BB&T of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable or unduly burdensome.

     (c) Maryland Federal shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed at or prior to the Effective Time.

     (d) Maryland Federal shall have delivered to BB&T a certificate, dated the Closing Date and signed by its Chairman or President, acting on behalf of Maryland Federal and in his or her capacity as such officer, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.1(d), 6.3(a) and 6.3(c) hereof, to the extent applicable to Maryland Federal, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on Maryland Federal or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger.

     (e) BB&T shall have received opinions of counsel to Maryland Federal in the form reasonably acceptable to BB&T's legal counsel.

                                 ARTICLE VII
                  TERMINATION, DEFAULT, WAIVER AND AMENDMENT

7.1  Termination

     This Agreement may be terminated:

     (a) At any time prior to the Effective Time, by the mutual consent in writing of the parties hereto.

     (b) At any time prior to the Effective Time, by either party (i) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or (ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a) hereof in the case of Maryland Federal and Section 6.3(a) hereof in the case of BB&T; and, in the case of (i) or (ii), if such breach or inaccuracy has not been cured by the earlier of thirty days following written notice of such breach to the party committing such breach or the Effective Time.

     (c) At any time prior to the Effective Time, by either party hereto in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Closing Date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

     (d) At any time, by either party hereto in writing, if any of the applications for prior approval referred to in Section 5.4 hereof are denied, and the time period for appeals and requests for reconsideration has run.

     (e) At any time, by either party hereto in writing, if the shareholders of Maryland Federal do not approve the Agreement and the Plan of Merger.

     (f) At any time following December 31, 1998 by either party hereto in writing, if the Effective Time has not occurred by the close of business on such date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

     (g) By Maryland Federal at any time during the five-day period commencing on the Determination Date if both of the following conditions are satisfied:

          (1)  the Converted Value shall be less than $30.60; and

          (2) (i) the quotient obtained by dividing the Average Closing Price by $62.00 (such number being referred to herein as the "BB&T Ratio") shall be less than (ii) 90% of the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date;

subject, however, to the following three sentences. If Maryland Federal determines not to consummate the Merger pursuant to this Section 7.1(g), it shall give prompt written notice of its election to terminate to BB&T, which notice may be withdrawn at any time prior to the lapse of the five-day period commencing on the Determination Date. During the five-day period commencing with its receipt of such notice, BB&T shall have the option to elect to increase the Exchange Ratio to a number such that the Converted Value is not less than $30.60. The election contemplated by the preceding sentence shall be made by giving notice to Maryland Federal of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(g), and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.1(g). If the Closing Date shall occur during the five-day period such option is in effect, the Closing Date shall be extended until the fifth Business Day following the close of such five-day period.

     For purposes of this Section 7.1(g), the following terms shall have the meanings indicated:

     "Converted Value" shall mean the product of the Average Closing Price multiplied by the Exchange Ratio.

     "Determination Date" shall mean the tenth calendar day preceding the Effective Time (the tenth day to be determined by counting the day preceding the Effective Time as the first day).

     "Index Group" shall mean the 14 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 14 bank holding companies and the weights attributed to them are as follows:

          Bank Holding Companies               % Weighting
          ----------------------               -----------
          Wachovia Corp.                          11.22
          Fifth Third Bancorp                      8.46
          Comerica Inc.                            5.70
          Summit Bancorp                           9.62
          Mercantile Bancorp                       7.11
          Northern Trust Corp.                     6.07
          Huntington Bancshares Inc.              10.45
          Firstar Corp.                            7.90
          Crestar Financial Corp.                  6.07
          South Trust Corp.                        5.58
          Regions Financial Corp.                  7.45
          Marshall & Ilsley Corp.                  5.53
          AmSouth Bancorp                          4.39
          Union Planters Corp.                     4.45
                                               ------------
          Total                                  100.00%
                                               ------------
                                               ------------

     "Index Price" on a given date shall mean the weighted average (weighted in accordance with the "% Weighting" listed above) of the closing sales prices of the companies composing the Index Group (determined as of the Starting Date based on the average closing price per share (as reported by The Wall Street Journal on the day preceding the Starting Date) and as provided with respect to the Average Closing Price in the case of the Determination Date).

     "Starting Date" shall mean the date of this Agreement.

     If any company belonging to the Index Group or BB&T declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or BB&T shall be appropriately adjusted for the purposes of applying this Section 7.1(g).

7.2  Effect of Termination

     In the event this Agreement and the Plan of Merger is terminated pursuant to Section 7.1 hereof, both this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions hereof relating to confidentiality and expenses set forth in the last two sentences of Section 5.7 and in Section 8.1, respectively, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) hereof shall not relieve the breaching party from liability for an uncured breach of the covenant, agreement, representation or warranty giving rise to such termination. The BB&T Option Agreement shall be governed by its own terms.

7.3  Survival of Representations, Warranties and Covenants

     All representations, warranties and covenants in this Agreement or the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time, other than covenants that by their terms are to be performed after the Effective Time (including, without limitation, Sections 5.10, 5.12, 5.13 and 5.17), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BB&T or Maryland Federal (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either BB&T or Maryland Federal, the aforesaid representations, warranties and covenants being material inducements to consummation by BB&T and Maryland Federal of the transactions contemplated herein.

7.4  Waiver

     Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of the Agreement and the Plan of Merger by the Maryland Federal shareholders) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger, or
(iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such extension or waiver, or amendment or supplement pursuant to this Section 7.4, executed after approval by the Maryland Federal shareholders of this Agreement and the Plan of Merger, shall modify either the amount or the form of the consideration to be provided to holders of Maryland Federal Common Stock upon consummation of the Merger.

7.5  Amendment or Supplement

     This Agreement or the Plan of Merger may be amended or supplemented at any time in writing by mutual agreement of BB&T and Maryland Federal, subject to the proviso to Section 7.4 hereof.

                                 ARTICLE VIII
                                 MISCELLANEOUS

8.1  Expenses

     Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel; provided, however, that the filing fees and printing costs incurred in connection with the Registration Statement shall be borne 50% by BB&T and 50% by Maryland Federal.

8.2  Entire Agreement

     This Agreement, including the documents and other writings referenced herein or delivered pursuant hereto, contains the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersedes all arrangements or understandings with respect thereto, written or oral, entered into on or before the date hereof. The terms and conditions of this Agreement and the BB&T Option Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement or the BB&T Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities, except for the rights of directors and officers of Maryland Federal to enforce rights in Sections 5.13 and 5.17.

8.3  No Assignment; Successors

     None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, except upon the prior written consent of each other party. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

8.4  Notices

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight express courier or by facsimile transmission, addressed or directed as follows:

     If to Maryland Federal:

          Robert H. Halleck
          Maryland Federal Bancorp, Inc.
          3505 Hamilton Street
          Hyattsville, Maryland 20782
          Telephone: 301-779-1200
          Fax: 301-864-2076

     With a required copy to:

          Timothy B. Matz, Esq.
          Gerard L. Hawkins, Esq.
          Elias, Matz, Tiernan & Herrick L.L.P.
          734 15th Street, N.W.
          12th Floor
          Washington D.C., 20005
          Telephone: 202-347-0300
          Fax: 202-347-2172

     If to BB&T or BB&T Financial:

          Scott E. Reed
          BB&T Corporation
          150 South Stratford Road
          4th Floor
          Winston-Salem, North Carolina 27104
          Telephone: 336-733-3088
          Fax: 336-733-2296

     With a required copy to:

          William A. Davis, II
          Womble Carlyle Sandridge & Rice, PLLC
          200 West Second Street
          Winston-Salem, North Carolina 27102
          Telephone: 336-721-3624
          Fax: 336-733-8364

Any party may by notice change the address to which notice or other communications to it are to be delivered.

8.5  Specific Performance

     Maryland Federal acknowledges that the Maryland Federal Common Stock and the Maryland Federal business and assets are unique, and that if Maryland Federal shall refuse to consummate the transaction contemplated by this Agreement without cause and in breach of its obligations hereunder, such failure by Maryland Federal will cause irreparable harm to BB&T for which there will be no adequate remedy at law, in which event BB&T shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement.

8.6  Captions

     The captions contained in this Agreement are for reference only and are not part of this Agreement.

8.7  Counterparts

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent that mandatory provisions of federal law, the VSCA or the MGCL is applicable.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                              BB&T CORPORATION


                         By /s/ John A. Allison, IV
                            ----------------------------------------------
                             Name:   John A. Allison, IV
                             Title:  Chairman and Chief Executive Officer



                         BB&T FINANCIAL CORPORATION OF VIRGINIA


                         By /s/ Henry G. Williamson, Jr.
                            ----------------------------------------------
                             Name:  Henry G. Williamson, Jr.
                             Title: Senior Executive Vice President



                         MARYLAND FEDERAL BANCORP, INC.


                         By /s/ Robert H. Halleck
                            ----------------------------------------------
                             Name:  Robert H. Halleck
                             Title: President and Chief Executive Officer

                                                                     ANNEX A
                                  ARTICLES OF MERGER
                                       MERGING
                            MARYLAND FEDERAL BANCORP, INC.
                       (a Corporation of the State of Maryland)
                                         INTO
                        BB&T FINANCIAL CORPORATION OF VIRGINIA
                       (a Corporation of the State of Virginia)


     FIRST:    BB&T Financial Corporation of Virginia, a corporation
organized and existing under the laws of the State of Virginia ("BB&T Financial"), and Maryland Federal Bancorp, Inc., a corporation organized and existing under the laws of the State of Maryland ("Maryland Federal"), agree that Maryland Federal shall be merged into BB&T Financial, and the mode of carrying the same into effect are as herein set forth in these Articles of Merger and the Plan of Merger attached hereto as Annex A.

     SECOND:   BB&T Financial shall survive the merger and shall continue under the name BB&T Financial Corporation of Virginia.

     THIRD:    The parties to the Articles of Merger are BB&T Financial, a corporation organized on the ______ day of _________________, 199__, under the Virginia Stock Corporation Act, as amended, and qualified to do business in Maryland as of the ____ day of _____________, 199__, and Maryland Federal, a corporation organized and existing under the laws of the State of Maryland.

     FOURTH:   The following amendments to the charter of the surviving
corporation are to be effected as part of the merger:

          The Articles of Incorporation and Bylaws of the surviving corporation shall continue as the Articles of Incorporation and Bylaws of the surviving corporation until amended in accordance with their terms and the Virginia Stock Corporation Act.

     FIFTH:    The total number of shares of stock of all classes which BB&T
Financial has authority to issue is _______________ (__________) shares, divided into ____________ (___________) shares of ____________ stock of the par value of __________________________ Dollars ($_________) each, of the aggregate par value of ___________________ Dollars ($__________) and
________________ shares of __________ stock without par value.

     The total number of shares of stock of all classes which said Maryland Federal has authority to issue is Twenty-Five Million (25,000,000) shares, divided into Fifteen Million (15,000,000) shares of common stock of the par value of $0.01 per share, of the aggregate par value of One Hundred Fifty Thousand Dollars ($150,000), and Ten Million (10,000,000) shares of preferred stock without par value.

     SIXTH:    The manner and basis of converting or exchanging issued stock of the merged corporation into different stock or other consideration and the manner of dealing with any issued stock of the merged corporation not to be so converted or exchanged shall be as set forth in the Plan of Merger set forth as Annex A hereto.

     SEVENTH: The principal office of said Maryland Federal is located in the County of Prince George's, State of Maryland.

     Maryland Federal owns property in the Counties of Anne Arundel, Montgomery and Prince George's, State of Maryland, the title to which could be affected by the recording of an instrument among the Land Records.

     EIGHTH:   The location of the principal office of the surviving
corporation in the State of Virginia, the state of its incorporation, is ________________, and the name and post office address of a resident agent of said surviving corporation in Maryland is ______________, at
_________________________________.

     NINTH:    The terms and conditions of the merger transaction as set
forth in these Articles of Merger and the Plan of Merger set forth as Annex A hereto were advised, authorized and approved by Maryland Federal, in the manner and by the vote required by its Articles of Incorporation and the laws of Maryland. The manner in which the merger was approved is as follows:

          The merger was (a) duly advised by the board of directors of Maryland Federal by the adoption on February 25, 1998 of a resolution approving the merger substantially upon the terms and conditions set forth in these Articles of Merger and directing that the proposed merger be submitted for action thereon at a meeting of the stockholders of said corporation, and (b) duly approved by the stockholders of said corporation in the manner and by the vote required by law at the said meeting of the stockholders held on _______________, 1998, by the affirmative vote of the holders of two-thirds of all the votes entitled to be cast on the matter by the holders of the only class of stock entitled to vote separately thereon.

     TENTH:    The terms and conditions of the transaction as set forth in these articles were duly advised and authorized and approved by said BB&T Financial in the manner and by the vote required by the laws of the State of Virginia and by the charter of the said corporation. The manner in which the merger was approved is as follows:

          The merger was (a) duly advised by the board of directors of BB&T Financial by the adoption on February 25, 1998 of a resolution approving the merger substantially upon the terms and conditions set forth in these Articles of Merger and directing that the proposed merger be submitted for action thereon at a meeting of the sole stockholder of said corporation, and (b) duly approved by the sole stockholder of said corporation by written consent dated _______________, 1998.

     ELEVENTH: The following other provisions are deemed by the merging corporation necessary to effect the merger: See Plan of Merger set forth as Annex A hereto.

     IN WITNESS WHEREOF, Maryland Federal and BB&T Financial, the parties to the merger, have caused these articles of merger to be signed in their respective corporate names and on their behalf by their respective presidents or vice-presidents and witnessed or attested by their respective secretaries or assistant secretaries, as of the ______ day of ________________, 1998.

                              MARYLAND FEDERAL BANCORP, INC.


                              By:
                                    --------------------------------
                                    President (or Vice-President)

Attest:  (Witness:)

----------------------------------
Secretary (or Assistant Secretary)

                              BB&T FINANCIAL CORPORATION OF VIRGINIA


                              By:
                                    --------------------------------
                                    President (or Vice-President)

Attest:  (Witness:)

----------------------------------
Secretary (or Assistant Secretary)

     THE UNDERSIGNED, President (or Vice-President) of Maryland Federal Bancorp, Inc., who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                              MARYLAND FEDERAL BANCORP, INC.


                              By:
                                   --------------------------------

                                   Title:
                                         --------------------------



     THE UNDERSIGNED, President (or Vice-President) of BB&T Financial Corporation of Virginia, who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                              BB&T FINANCIAL CORPORATION OF VIRGINIA


                              By:
                                   --------------------------------

                                   Title:
                                         --------------------------

                                                                     Annex A



                                    PLAN OF MERGER
                                         OF
                            MARYLAND FEDERAL BANCORP, INC.
                                    WITH AND INTO
                        BB&T FINANCIAL CORPORATION OF VIRGINIA


     Section 1. Corporations Proposing to Merge and Surviving Corporation. Maryland Federal Bancorp, Inc., a Maryland corporation ("Maryland Federal"), shall be merged (the "Merger") with and into BB&T Financial Corporation of Virginia, a Virginia corporation ("BB&T Financial"), pursuant to the terms and conditions of this Plan of Merger (the "Plan of Merger") and of the Agreement and Plan of Reorganization, dated as of February 25, 1998, (the "Agreement"), by and among Maryland Federal, BB&T Financial and BB&T Corporation, a North Carolina corporation and parent corporation of BB&T Financial ("BB&T"). The effective time for the Merger (the "Effective Time") shall be set forth in the Articles of Merger to be filed with the Clerk of the State Corporation Commission of Virginia and the Articles of Merger to be filed with the Department of Assessments and Taxation of the State of Maryland. BB&T Financial shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and the separate corporate existence of Maryland Federal shall cease.

     Section 2. Effects of the Merger. The Merger shall have the effects set forth in Section 3-114 of the General Corporation Law of the State of Maryland (the "MGCL") and in Section 13.1-721 of the Virginia Stock Corporation Act (the "VSCA").

     Section 3. Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of BB&T Financial as in effect immediately prior to the Effective Time shall remain in effect as the Articles of Incorporation and Bylaws of the Surviving Corporation following the Effective Time until changed in accordance with their terms and the VSCA.

     Section 4.     Conversion of Shares; Payment of Merger Consideration

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of Maryland Federal or the holders of record of shares of the common stock, par value $.01 per share, of Maryland Federal ("Maryland Federal Common Stock"), each share of Maryland Federal Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of Maryland Federal Common Stock (as provided in subsection (d) below), the Merger Consideration (as defined below in Section 5).

     (b) Each share of the common stock of BB&T Financial issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

     (c) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of Maryland Federal Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of Maryland Federal Common Stock. With respect to any certificate for Maryland Federal Common Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T's standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, no transfer of the shares of Maryland Federal Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

     (d) Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each Maryland Federal shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of Maryland Federal Common Stock (the "Instruction Letter"). Upon surrender of such certificates or other evidence of ownership meeting the requirements of the foregoing subsection (c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

     (e) The Surviving Corporation shall pay any dividends or other distributions with a record date prior to the Effective Time which have been declared or made by Maryland Federal in respect of shares of Maryland Federal Common Stock in accordance with the terms of the Agreement and which remain unpaid at the Effective Time. To the extent permitted by law, former shareholders of record of Maryland Federal shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of whole shares of BB&T Common Stock into which their respective shares of Maryland Federal Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Maryland Federal Common Stock for certificates representing shares of the voting common stock, par value $5.00 per share, of BB&T ("BB&T Common Stock") in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by BB&T on the BB&T Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to this Agreement, but after the Effective Time no dividend or other distribution payable to the holders of record of BB&T Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing Maryland Federal Common Stock until such holder surrenders such certificate for exchange as provided in this Section 4. Upon surrender of such certificate, both the BB&T Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share of Maryland Federal Common Stock represented by such certificate.

     Section 5.     Merger Consideration

     As used herein, the term "Merger Consideration" shall mean the portion of a whole share of BB&T Common Stock to be exchanged for each share of Maryland Federal Common Stock issued and outstanding as of the Effective Time and cash (without interest) to be payable in exchange for any fractional share of BB&T Common Stock which would otherwise be exchanged for a share of Maryland Federal Common Stock, determined as follows:

     (a) The number of shares of BB&T Common Stock to be issued in exchange for each issued and outstanding share of Maryland Federal Common Stock shall be in the ratio of .5975 shares of BB&T Common Stock for each share of Maryland Federal Common Stock, subject to adjustment in the manner set forth below and pursuant to Sections 2.11 and 7.1(g) of the Agreement (the "Exchange Ratio"); provided, that if the product of the Exchange Ratio multiplied by the Average Closing Price (as defined in subsection (b) below) is less than $36.00, the Exchange Ratio shall be increased to the lesser of
(i) the amount necessary to increase such product to $36.00, or (ii) .6102, subject to potential adjustment pursuant to Section 7.1(g) of the Agreement.

     (b) For purposes of this Section 5, the "Average Closing Price" shall mean the average closing price per share of BB&T Common Stock on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions List (as reported by The Wall Street Journal) for the ten trading days (determined by excluding days on which the NYSE is closed) immediately preceding the tenth calendar day preceding the Effective Time (the tenth day to be determined by counting the day preceding the Effective Time as the first day).

     (c) The amount of cash payable with respect to any fractional share of BB&T Common Stock shall be determined by multiplying the fractional part of such share by the Average Closing Price. No person will be entitled to dividends, voting rights or any other rights as a BB&T shareholder in respect of any fractional share.

     (d) In the event BB&T changes the number of shares of BB&T Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Merger Consideration and the Exchange Ratio shall be proportionately adjusted.

     Section 6.     Conversion of Stock Options

     (a) At the Effective Time, each option (a "Stock Option") granted under Maryland Federal's 1992 Stock Incentive Plan, 1993 Directors' Stock Option Plan and 1995 Stock Option Plan (collectively, the "Stock Option Plans"), outstanding and unexercised as of the Effective Time to acquire shares of Maryland Federal Common Stock, aggregating 631,253 shares as of February 25, 1998 (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted automatically into and become an option under the BB&T 1995 Omnibus Stock Incentive Plan or successor plan thereto (the "BB&T Option Plan"), and shall be governed by the terms and conditions of the BB&T Option Plan; provided, however, that in no event shall the vesting, exercise and duration provisions of any Stock Option be less favorable following conversion to an option under the BB&T Option Plan than as provided under the individual stock option agreements as in effect under the applicable Stock Option Plan immediately preceding the Effective Time. In making such conversion, (i) the number of shares of BB&T Common Stock subject to each such Stock Option shall be the number of whole shares of BB&T (omitting any fractional share) determined by multiplying the number of shares of Maryland Federal Common Stock subject to such Stock Option immediately prior to the Effective Time by the Exchange Ratio, (ii) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Exchange Ratio and rounding up to the nearest cent and (iii) no restrictions on transfers shall be placed on shares of BB&T Common Stock received through the exercise of the option, except to the extent that such restrictions would have been placed on such shares under the Stock Option Plans or are required by the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In addition, each such Stock Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. BB&T and Maryland Federal agree to take all necessary steps to effectuate the foregoing provisions of this
Section 6. Each grant of a converted option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, shall, as a condition to such conversion, be approved in accordance with the provisions of Rule 16b-3.

     (b) As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. BB&T has reserved under the BB&T Option Plan adequate shares of BB&T Common Stock for delivery upon exercise of any such converted options, and such shares of BB&T Common Stock shall be registered under the Securities Act of 1933, as amended, as of the Effective Time.

     Section 7. No Fractional Shares. Notwithstanding any other term or provision hereof, no fraction of a share of BB&T Common Stock, and no certificates or script therefor or other evidence of ownership thereof, will be issued in connection with the conversion of Maryland Federal Common Stock in the Merger, and no right to receive cash in lieu thereof shall entitle the holder thereof to any voting or other rights of a holder of shares or fractional share interests of the Surviving Corporation. In lieu of such fractional shares, any holder of shares who would otherwise be entitled to fractional shares of BB&T Common Stock will, upon receipt by the Surviving Corporation of the Instruction Letter and other documents described in
Section 4(c), above, be paid
the cash value of each such fraction, computed in accordance with the ratio set forth in Section 5 above.

      Section 8. Amendment. At any time before the Effective Time, this Plan of Merger may be amended, provided that no such amendment executed after approval by the Maryland Federal shareholders of the Agreement and this Plan of Merger shall modify either the amount or the form of the consideration to be provided to holders of Maryland Federal Common Stock upon consummation of the Merger.

                                                                        ANNEX B

                                  ARTICLES OF MERGER
                                          OF
                            MARYLAND FEDERAL BANCORP, INC.
                                    WITH AND INTO
                        BB&T FINANCIAL CORPORATION OF VIRGINIA


     The undersigned corporations, pursuant to Section 13.1-720 of the Virginia Stock Corporation Act, hereby execute the following Articles of Merger.

                                         ONE

     The merger of Maryland Federal Bancorp, Inc., a Maryland corporation ("Maryland Federal"), with and into BB&T Financial Corporation of Virginia, a Virginia corporation ("BB&T Financial"), shall be in accordance with the Plan of Merger attached hereto as Annex A (the "Plan of Merger").

                                         TWO

     The Plan of Merger was submitted to the shareholders of (i) Maryland Federal by its Board of Directors in accordance with the General Corporation Law of the State of Maryland and (ii) BB&T Financial by its Board of Directors and sole shareholder in accordance with the provisions of Section 13.1-718 of the Virginia Stock Corporation Act:

     A. The number of outstanding shares of voting common stock, par value $0.01, of Maryland Federal (the only voting group entitled to vote on the Plan of Merger) entitled to be cast and number of undisputed votes cast for the Plan of Merger were:

          Outstanding Shares            Undisputed Votes Cast for the Plan

           ______________                   ___________________________

     The number of undisputed votes cast for the Plan of Merger was sufficient for approval of the Plan of Merger.

     The merger is permitted under the General Corporation Law of the State of Maryland, and Maryland Federal has complied with such law in effecting the merger.

     B. The Plan of Merger was adopted by written consent of the sole shareholder of BB&T Financial.

                                        THREE

     The articles of merger shall become effective at ______ _.m. on ______, 1998.

     The undersigned duly authorized officer of each of BB&T Financial and Maryland Federal declares that the facts herein stated are true as of __________________, 1998.

                              BB&T FINANCIAL CORPORATION OF VIRGINIA


                              By:
                                  -------------------------------------
                                    Name:
                                         ------------------------------
                                   Title:
                                         ------------------------------


                              MARYLAND FEDERAL BANCORP, INC.


                              By:
                                  -------------------------------------
                               Name:
                                         ------------------------------
                               Title:
                                         ------------------------------

                                                                        Annex A



                                    PLAN OF MERGER
                                         OF
                            MARYLAND FEDERAL BANCORP, INC.
                                    WITH AND INTO
                        BB&T FINANCIAL CORPORATION OF VIRGINIA


     Section 1. Corporations Proposing to Merge and Surviving Corporation. Maryland Federal Bancorp, Inc., a Maryland corporation ("Maryland Federal"), shall be merged (the "Merger") with and into BB&T Financial Corporation of Virginia, a Virginia corporation ("BB&T Financial"), pursuant to the terms and conditions of this Plan of Merger (the "Plan of Merger") and of the Agreement and Plan of Reorganization, dated as of February 25, 1998, (the "Agreement"), by and among Maryland Federal, BB&T Financial and BB&T Corporation, a North Carolina corporation and parent corporation of BB&T Financial ("BB&T"). The effective time for the Merger (the "Effective Time") shall be set forth in the Articles of Merger to be filed with the Clerk of the State Corporation Commission of Virginia and the Articles of Merger to be filed with the Department of Assessments and Taxation of the State of Maryland. BB&T Financial shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and the separate corporate existence of Maryland Federal shall cease.

     Section 2. Effects of the Merger. The Merger shall have the effects set forth in Section 3-114 of the General Corporation Law of the State of Maryland (the "MGCL") and in Section 13.1-721 of the Virginia Stock Corporation Act (the "VSCA").

     Section 3. Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of BB&T Financial as in effect immediately prior to the Effective Time shall remain in effect as the Articles of Incorporation and Bylaws of the Surviving Corporation following the Effective Time until changed in accordance with their terms and the VSCA.

     Section 4.     Conversion of Shares; Payment of Merger Consideration

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of Maryland Federal or the holders of record of shares of the common stock, par value $.01 per share, of Maryland Federal ("Maryland Federal Common Stock"), each share of Maryland Federal Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of Maryland Federal Common Stock (as provided in subsection (d) below), the Merger Consideration (as defined below in Section 5).

     (b) Each share of the common stock of BB&T Financial issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

     (c) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of Maryland Federal Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of Maryland Federal Common Stock. With respect to any certificate for Maryland Federal Common Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T's standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, no transfer of the shares of Maryland Federal Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

     (d) Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each Maryland Federal shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of Maryland Federal Common Stock (the "Instruction Letter"). Upon surrender of such certificates or other evidence of ownership meeting the requirements of the foregoing subsection (c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

     (e) The Surviving Corporation shall pay any dividends or other distributions with a record date prior to the Effective Time which have been declared or made by Maryland Federal in respect of shares of Maryland Federal Common Stock in accordance with the terms of the Agreement and which remain unpaid at the Effective Time. To the extent permitted by law, former shareholders of record of Maryland Federal shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of whole shares of BB&T Common Stock into which their respective shares of Maryland Federal Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Maryland Federal Common Stock for certificates representing shares of the voting common stock, par value $5.00 per share, of BB&T ("BB&T Common Stock") in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by BB&T on the BB&T Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to this Agreement, but after the Effective Time no dividend or other distribution payable to the holders of record of BB&T Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing Maryland Federal Common Stock until such holder surrenders such certificate for exchange as provided in this Section 4. Upon surrender of such certificate, both the BB&T Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share of Maryland Federal Common Stock represented by such certificate.

     Section 5.     Merger Consideration

     As used herein, the term "Merger Consideration" shall mean the portion of a whole share of BB&T Common Stock to be exchanged for each share of Maryland Federal Common Stock issued and outstanding as of the Effective Time and cash (without interest) to be payable in exchange for any fractional share of BB&T Common Stock which would otherwise be exchanged for a share of Maryland Federal Common Stock, determined as follows:

     (a) The number of shares of BB&T Common Stock to be issued in exchange for each issued and outstanding share of Maryland Federal Common Stock shall be in the ratio of .5975 shares of BB&T Common Stock for each share of Maryland Federal Common Stock, subject to adjustment in the manner set forth below and pursuant to Sections 2.11 and 7.1(g) of the Agreement (the "Exchange Ratio"); provided, that if the product of the Exchange Ratio multiplied by the Average Closing Price (as defined in subsection (b) below) is less than $36.00, the Exchange Ratio shall be increased to the lesser of
(i) the amount necessary to increase such product to $36.00, or (ii) .6102, subject to potential adjustment pursuant to Section 7.1(g) of the Agreement.

     (b) For purposes of this Section 5, the "Average Closing Price" shall mean the average closing price per share of BB&T Common Stock on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions List (as reported by The Wall Street Journal) for the ten trading days (determined by excluding days on which the NYSE is closed) immediately preceding the tenth calendar day preceding the Effective Time (the tenth day to be determined by counting the day preceding the Effective Time as the first day).

     (c) The amount of cash payable with respect to any fractional share of BB&T Common Stock shall be determined by multiplying the fractional part of such share by the Average Closing Price. No person will be entitled to dividends, voting rights or any other rights as a BB&T shareholder in respect of any fractional share.

     (d) In the event BB&T changes the number of shares of BB&T Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Merger Consideration and the Exchange Ratio shall be proportionately adjusted.

     Section 6.     Conversion of Stock Options

     (a) At the Effective Time, each option (a "Stock Option") granted under Maryland Federal's 1992 Stock Incentive Plan, 1993 Directors' Stock Option Plan and 1995 Stock Option Plan (collectively, the "Stock Option Plans"), outstanding and unexercised as of the Effective Time to acquire shares of Maryland Federal Common Stock, aggregating 631,253 shares as of February 25, 1998 (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted automatically into and become an option under the BB&T 1995 Omnibus Stock Incentive Plan or successor plan thereto (the "BB&T Option Plan"), and shall be governed by the terms and conditions of the BB&T Option Plan; provided, however, that in no event shall the vesting, exercise and duration provisions of any Stock Option be less favorable following conversion to an option under the BB&T Option Plan than as provided under the individual stock option agreements as in effect under the applicable Stock Option Plan immediately preceding the Effective Time. In making such conversion, (i) the number of shares of BB&T Common Stock subject to each such Stock Option shall be the number of whole shares of BB&T (omitting any fractional share) determined by multiplying the number of shares of Maryland Federal Common Stock subject to such Stock Option immediately prior to the Effective Time by the Exchange Ratio, (ii) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Exchange Ratio and rounding up to the nearest cent and (iii) no restrictions on transfers shall be placed on shares of BB&T Common Stock received through the exercise of the option, except to the extent that such restrictions would have been placed on such shares under the Stock Option Plans or are required by the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In addition, each such Stock Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. BB&T and Maryland Federal agree to take all necessary steps to effectuate the foregoing provisions of this
Section 6. Each grant of a converted option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, shall, as a condition to such conversion, be approved in accordance with the provisions of Rule 16b-3.

     (b) As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. BB&T has reserved under the BB&T Option Plan adequate shares of BB&T Common Stock for delivery upon exercise of any such converted options, and such shares of BB&T Common Stock shall be registered under the Securities Act of 1933, as amended, as of the Effective Time.

     Section 7. No Fractional Shares. Notwithstanding any other term or provision hereof, no fraction of a share of BB&T Common Stock, and no certificates or script therefor or other evidence of ownership thereof, will be issued in connection with the conversion of Maryland Federal Common Stock in the Merger, and no right to receive cash in lieu thereof shall entitle the holder thereof to any voting or other rights of a holder of shares or fractional share interests of the Surviving Corporation. In lieu of such fractional shares, any holder of shares who would otherwise be entitled to fractional shares of BB&T Common Stock will, upon receipt by the Surviving Corporation of the Instruction Letter and other documents described in
Section 4(c), above, be paid
the cash value of each such fraction, computed in accordance with the ratio set forth in Section 5 above.

      Section 8. Amendment. At any time before the Effective Time, this Plan of Merger may be amended, provided that no such amendment executed after approval by the Maryland Federal shareholders of the Agreement and this Plan of Merger shall modify either the amount or the form of the consideration to be provided to holders of Maryland Federal Common Stock upon consummation of the Merger.

                                                                         ANNEX C

                                 EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of _____________ 1998, by and among BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina, BRANCH BANKING & TRUST COMPANY OF VIRGINIA ("Employer"), a Virginia corporation and wholly owned subsidiary of BB&T and ___________________________ (the "Employee");

                                   WITNESSETH THAT:

          WHEREAS, Employee has been an officer of Maryland Federal Bancorp, Inc. ("Maryland Federal") and Maryland Federal Savings and Loan Association, a wholly owned subsidiary of Maryland Federal, and Maryland Federal merged with BB&T Financial Corporation of Virginia, a wholly-owned subsidiary of BB&T, effective _____________, 1998;

          WHEREAS, the parties have agreed to enter into this Employment Agreement incident to said merger;

          WHEREAS, Employer considers the continued availability of Employee's services to be important to the management and conduct of Employer's business and desires to secure the continued availability of Employee's services; and

          WHEREAS, Employee is willing to make his services available to Employer on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

          1. Employment. As of the date hereof, Employee shall be employed as Regional President of the Maryland Region of Employer. Employee hereby accepts and agrees to such employment, subject to the general supervision and pursuant to the orders, advice, and direction of Employer and its Board of Directors. Employee shall perform such duties as are customarily performed by one holding the position of Regional President of Employer, and shall additionally render such other services and duties as may be reasonably assigned to him from time to time by Employer, consistent with his position.

          2. Term of Employment. The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate on the day next preceding the fifth anniversary of such date.

          3.   Compensation.

               a. For all services rendered by Employee to Employer under this Agreement, Employer shall pay to Employee, during the Term, a minimum annual salary ("Base Salary") at a rate not less than the annual base salary payable to Employee by Maryland Federal as of the day immediately preceding the date of this Agreement, payable in accordance with the payroll practices of Employer applicable to officers.

               b. Employee shall participate in any bonus or incentive plan of Employer, whether such plan provides for awards in cash or securities, made available to similarly situated officers of Employer, as such plan or plans may be modified from time to time, or such other similar plans of Employer for which Employee may become eligible and designated a participant.

               c. Following the date hereof, Employee shall be entitled to an annual Base Salary increase each year determined in accordance with Employer's annual salary plan, based on Employer's performance and the performance of Employee; provided that in no event shall Employee's Base Salary increase at any time be less than the average base salary increase (determined as a percentage of base salary) provided generally to similarly situated officers of Employer.

               d. Except as otherwise specifically provided herein, for as long as Employee is employed by Employer, Employee also shall be entitled to receive, on the same basis as similarly situated officers of Employer, employee pension (including 401(k)) and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, dental, life, and accident insurance, stock option plan and similar indirect compensation which Employer may from time to time extend to its similarly situated officers.

               e. For as long as Employee is employed by Employer, Employer shall reimburse Employee or otherwise provide for or pay all reasonable expenses incurred by Employee in furtherance of or in connection with the business of Employer, subject to such standard documentation requirements as may be established by Employer from time to time.

               f. In addition to the foregoing provisions of this Section 3, Employer shall pay to Employee for each year during the Term, in lieu of the right to use of an automobile and certain other fringe benefits, the sum of $26,400 (prorated for any partial year). Such sum shall be payable in accordance with the payroll practices of Employer applicable to officers, and may (but need not) be combined for payment purposes with payments of Base Salary. In no event, however, shall amounts payable under this Section 3(f) be deemed to be Base Salary for purposes of applying subparagraphs (a), (b) and (c) of this Section 3, nor shall such amounts be deemed to be compensation of Employee for purposes of determining accruals, contributions, grants or benefits under any plan or program described in subparagraph (d) of this Section 3.

               g. Employer agrees to assume and honor the terms of the Non-Qualified Executive Deferred Compensation Plan entered into on May 16, 1996 by and between Maryland Federal and Employee, including the related Trust Agreement entered into on May 16, 1996 by and between Maryland Federal and Stephen W. Nealon, Esq., and Employer agrees to maintain in effect such plan and trust.

          4.   Covenants of Employee.

               a. To the extent and subject to the limitations provided in the following subsections of this Section 4 (whichever may be applicable), upon termination of Employee's employment, Employee will not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever:
(i) engage in a Competitive Business anywhere in the States of Maryland, Virginia, North Carolina or South Carolina, or the District of Columbia, or any county contiguous to any said State or District; or (ii) solicit, or assist any other person in so soliciting, any depositors or customers of Employer, BB&T or their Affiliates to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or
(iii) induce any employees to terminate their employment with Employer, BB&T or their Affiliates. As used in this Agreement, the term "Competitive Business" means the banking and financial services business, which includes consumer savings, commercial banking and the insurance and trust businesses, or the savings and loan or mortgage banking business, or any other business in which Employer, BB&T or their Affiliates are engaged; the term "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person; and the term "Person" means any person, partnership, corporation, company, group or other entity.

               b. If Employee voluntarily terminates employment with Employer at any time, Employee will be subject to the provisions of Section 4(a) until the second anniversary of Employee's termination.

               c. If Employee's employment is terminated by Employer for Just Cause (as defined in Section 6(b)), Employee will be subject to the provisions of Section 4(a) until the second anniversary of Employee's termination.

               d. If Employee's employment is terminated by Employer for reasons other than Just Cause (as defined in Section 6(b)) at any time, Employee will be subject to the provisions of Section 4(a) until the later of: (i) the first anniversary of Employee's termination or (ii) the date as of which Employee ceases to receive Termination Compensation as provided in
Section 6(c).

               e. Notwithstanding any other provision of this Agreement to the contrary, if Employee voluntarily terminates his employment with Employer in accordance with Section 6(d), Employee will not be subject to Section 4(a).

               f. During the Term of Employee's employment hereunder and thereafter, and except as required by any court, supervisory authority or administrative agency or as may be otherwise required by applicable law, Employee shall not, without the written consent of the Board of Directors of Employer or a person authorized thereby, disclose to any person, other than an employee of Employer, BB&T or an Affiliate thereof or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties as an employee of Employer, any confidential information obtained by him while in the employ of Employer, unless such information has become a matter of public knowledge at the time of such disclosure.

               g. The covenants contained in this Section 4 shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Employee agrees that the restraints imposed herein are necessary for the reasonable and proper protection of Employer, BB&T and their Affiliates and that each and every one of the restraints is reasonable in respect to activities restricted, length of time and geographic area. Employee further acknowledges that damages at law would not be a measurable or adequate remedy for breach of the covenants contained in this Section 4 and, accordingly, Employee agrees to submit to the equitable jurisdiction of any court of competent jurisdiction in connection with any action to enjoin Employee from violating any such covenants.

          5. Disability. If, by reason of physical or mental disability during the Term, Employee is unable to carry out the essential functions of his employment hereunder for six consecutive months, his services hereunder may be terminated by action of the Board of Directors of Employer determining so to do upon one month's notice to be effective at any time after the period of six continuous months of disability and while such disability continues. If, prior to the effective time of such notice, Employee shall recover from such disability and return to the full-time active discharge of his duties, then such notice shall be of no further force and effect and Employee's employment shall continue as if the same had been uninterrupted. If Employee shall not so recover from his disability and return to his duties, then his services shall terminate at the effective time of such one month's notice with the same force and effect as if that date had been the end of the Term originally provided for hereunder. During the first six months of the period of Employee's disability, Employee shall continue to earn all compensation (including bonuses and incentive compensation) to which Employee would have been entitled as if he had not been disabled, such compensation to be paid at the time, in the amounts, and in the manner provided in Section 3(a), inclusive of any compensation received pursuant to any applicable disability insurance plan of Employer or BB&T. Thereafter, Employee shall receive compensation to which he is entitled under any applicable disability insurance plan maintained by the Employer or BB&T. In the event a dispute arises between Employee and Employer concerning Employee's physical or mental ability to continue or return to the performance of his duties as aforesaid, Employee shall submit to examination by a competent physician mutually agreeable to the parties, and the physician's opinion as to Employee's capability to so perform will be final and binding.

          6.   Termination.

               a. If Employee shall die during the Term, this Agreement and the employment relationship hereunder will automatically terminate on the date of death, which date shall be the last day of the Term.

               b. Employer shall have the right to terminate Employee's employment under this Agreement at any time for Just Cause, which termination shall be effective immediately. Termination for "Just Cause" shall include termination for Employee's personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation

(other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with Employer's or BB&T's business, misappropriation of Employer's or BB&T's assets or those of their Affiliates, or material breach of any other provision of this Agreement, provided that Employee has received written notice from Employer of such material breach and such breach remains uncured thirty days after the delivery of such notice. In the event Employee's employment under this Agreement is terminated for Just Cause, or if Employee shall voluntarily terminate employment hereunder other than for Good Reason as described in
Section 6(d) prior to the one-year anniversary of the date of this Agreement, Employee shall have no right to receive compensation or other benefits under this Agreement for any period after such termination.

               c. Employer may terminate Employee's employment other than for "Just Cause", as described in Subparagraph (b) above, at any time upon written notice to Employee, which termination shall be effective immediately.
 In the event Employer terminates Employee pursuant to this Subparagraph (c),
(i) Employee will receive the highest amount of the annual cash compensation (including cash bonuses and other cash-based benefits, including for these purposes amounts earned or payable whether or not deferred) received from Maryland Federal or Employer during any of the three calendar years immediately preceding such termination ("Termination Compensation") in each year until the end of the Term (prorated for any partial year), so long as Employee complies with Section 4(a) of the Agreement, and (ii) Employer and BB&T shall use their best efforts to accelerate vesting of any unvested benefits of Employee under any employee stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plan. The Termination Compensation shall be payable at the times salary payments would have been made in accordance with Section 3(a). In addition, Employee shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which officers of Employer generally are eligible, on the same terms as were in effect prior to Employee's termination, either under Employer's plans or comparable coverage, for all periods Employee receives Termination Compensation. Notwithstanding anything in this Agreement to the contrary, if Employee breaches Section 4(a) of this Agreement during the period that he is receiving Termination Compensation, Employee will not be entitled to receive any further Termination Compensation pursuant to this Section 6(c).

               d. In the event of a Change of Control of Employer or BB&T at any time after the date hereof, Employee may voluntarily terminate employment with Employer or BB&T up until twelve months after the Change of Control for "Good Reason" and, subject to Section 6(g), (x) be entitled to receive in a lump sum (i) any compensation due but not yet paid through the date of termination and (ii) in lieu of any further salary payments from the date of termination to the end of the Term, an amount equal to his annual Termination Compensation times 2.99, and (y) shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which officers of Employer generally are eligible, or comparable plans or coverage, for a period of three years following termination of employment by Employee, on the same terms as were in effect either (A) at the date of such termination, or (B) if such plans and programs in effect prior to the Change of Control of Employer or BB&T were, considered together as a whole, materially more generous to the officers of Employer, then at the date of the Change of Control. Any such benefits shall be paid by Employer to the same extent as they were so paid prior to the termination or the Change of Control of Employer or BB&T, as appropriate.

          "Good Reason" shall mean the occurrence of any of the following events without Employee's express written consent:

               (a) the assignment to Employee of duties inconsistent with the position and status of Regional President of Employer;

               (b) a reduction by Employer in Employee's pay grade or base salary as then in effect, or the exclusion of Employee from participation in Employer's benefit plans in which he previously participated as in effect at the date hereof or as the same may be increased from time to time during the Term, or Employer's failure to increase (within twelve months of Employee's last increase in Base Salary) Employee's Base Salary in an amount which at least equals, on a percentage basis, the average percentage increase in Base Salary generally provided for similarly situated officers of Employer; or

               (c) an involuntary relocation of Employee more than 100 miles from the location where Employee worked immediately prior to the Change in Control or the breach by Employer of any material provision of this Agreement; or

               (d) any purported termination of the employment of Employee by Employer which is not effected in accordance with this Agreement.

          A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of Employer or BB&T, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of Employer or BB&T representing 20% or more of the combined voting power of Employer's or BB&T's then outstanding securities; or (ii) as a result of a tender offer or exchange offer for the purchase of securities of Employer or BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period constitute BB&T's Board of Directors, plus new directors whose election or nomination for election by BB&T's shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of such Board of Directors; or (iii) the shareholders of BB&T approve a merger or consolidation of BB&T with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of BB&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least

60% of the combined voting power of the voting securities of BB&T or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of BB&T approve a plan of complete liquidation or winding-up of BB&T or an agreement for the sale or disposition by BB&T of all or substantially all of BB&T's assets; or (v) any event which BB&T's Board of Directors determines should constitute a Change of Control.

               e. In the event Employee elects to resign from employment under this Agreement for other than "Good Reason," death or disability following the one-year anniversary of the date of this Agreement, Employee shall be entitled to receive a lump sum amount equal to his annual Termination Compensation times the lesser of (i) the number of years until the end of the Term, with partial years rounded to two decimal places, or
(ii) 2.99.

               f. In receiving any payments pursuant to this Section 6, Employee shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee hereunder, and such amounts shall not be reduced or terminated whether or not Employee obtains other employment.

               g. Notwithstanding anything in this Agreement to the contrary, if any of the payments provided for under this Agreement (the "Agreement Payments"), together with any other payments that Employee has the right to receive (such other payments together with the Agreement Payments are referred to as the "Total Payments"), would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Parachute Payment"), the Agreement Payments shall be reduced by the smallest amount necessary so that no portion of such Total Payments would be Parachute Payments. In the event Employer shall make an Agreement Payment to Employee that would constitute a Parachute Payment, Employee shall return such payment to Employer (together with interest at the rate set forth in Section 1274(b)(2)(B) of the Code). For purposes of determining whether and the extent to which the Total Payments constitute Parachute Payments, no portion of the Total Payments the receipt of which Employee has effectively waived in writing shall be taken into account.

          7.   Other Employment.

          During the term of this Agreement, Employee shall devote all of his business time, attention, knowledge and skills solely to the business and interest of Employer, BB&T and their Affiliates, and Employer, BB&T and their Affiliates shall be entitled to all of the benefits, profits and other emoluments arising from or incident to all work, services and advice of Employee, and Employee shall not, during the Term hereof, become interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business similar to Employer's or BB&T's business; provided, however, that nothing herein contained (including without limitation the provisions of Section 4(a)) shall be deemed to prevent or limit the right of Employee to invest in a business similar to Employer's or BB&T's business if such investment is limited to less than one percent of the capital stock or other securities of any corporation or similar organization whose stock or securities are publicly owned or are regularly traded on any public exchange.

          8.   Miscellaneous.

               a. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to conflicts of law principles thereof.

               b. This Agreement constitutes the entire Agreement between Employee and Employer with respect to the subject matter hereof, and supersedes in their entirety any and all prior oral or written agreements, understandings or arrangements between Employee and Maryland Federal or Employer or any of their respective affiliates relating to the terms of Employee's employment by Employer or Maryland Federal, and all such agreements, understandings and arrangements are hereby terminated and are of no force and effect, including without limitation, Employee's employment agreement with Employer, as amended and restated on May 18, 1995. Employee hereby expressly disclaims any rights under any such agreements, understandings and arrangements. This Agreement may not be amended or terminated except by an agreement in writing signed by both parties.

               c. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

               d. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:

               To Employer or BB&T:

               BB&T Corporation
               200 West Second Street
               Winston-Salem, NC 27101
               Attention:     Chief Operating Officer


               To Employee:

               ________________
               [Address]


Notices given in person or by overnight courier service shall be deemed given when delivered in person or to the courier addressed as required by this
Section 8(d), and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices addressed to him shall be sent.

               e. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer, BB&T or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

               f. This Agreement may not be assigned by Employee without the written consent of Employer. This Agreement shall be binding on any successors or assigns of either party hereto.

               g. For purposes of this Agreement, employment of Employee by any Affiliate of BB&T shall be deemed to be employment by Employer hereunder, and a transfer of employment of Employee from one such Affiliate to another shall not be deemed to be a termination of employment of Employee by Employer or a cessation of the Term, it being the intention of the parties hereto that employment of Employee by any Affiliate of BB&T shall be treated as employment of Employer and that the provisions of this Agreement shall continue to be fully applicable following any such transfer. By executing this Agreement, BB&T shall guarantee to Employee the performance hereunder of Employer.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              BB&T CORPORATION


                              By:________________________________
                                 Name:___________________________
                                 Title:__________________________

                              BRANCH BANKING & TRUST
                              COMPANY OF VIRGINIA


                              By:________________________________
                                 Name:___________________________
                                 Title:__________________________

                              EMPLOYEE:



                              ___________________________________
                              ______________

                                                                        ANNEX D
                                 EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of _____________ 1998, by and among BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina, BRANCH BANKING & TRUST COMPANY OF VIRGINIA ("Employer"), a Virginia corporation and wholly owned subsidiary of BB&T and ________________________________ (the "Employee");

                                   WITNESSETH THAT:

          WHEREAS, Employee has been an officer of Maryland Federal Bancorp, Inc. ("Maryland Federal") and Maryland Federal Savings and Loan Association, a wholly owned subsidiary of Maryland Federal, and Maryland Federal merged with BB&T Financial Corporation of Virginia, a wholly-owned subsidiary of BB&T, effective _____________, 1998;

          WHEREAS, the parties have agreed to enter into this Employment Agreement incident to said merger;

          WHEREAS, Employer considers the continued availability of Employee's services to be important to the management and conduct of Employer's business and desires to secure the continued availability of Employee's services; and

          WHEREAS, Employee is willing to make his services available to Employer on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

          1. Employment. As of the date hereof, Employee shall be employed as Vice President of Employer. Employee hereby accepts and agrees to such employment, subject to the general supervision and pursuant to the orders, advice, and direction of Employer and its Board of Directors. Employee shall perform such duties as are customarily performed by one holding the position of Vice President of Employer, and shall additionally render such other services and duties as may be reasonably assigned to him from time to time by Employer, consistent with his position.

          2. Term of Employment. The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate on the day next preceding the third anniversary of such date.

          3.   Compensation.

               a. For all services rendered by Employee to Employer under this Agreement, Employer shall pay to Employee, during the Term, a minimum annual salary ("Base Salary") at a rate not less than the annual base salary payable to Employee by Maryland Federal as of the day immediately preceding the date of this Agreement, payable in accordance with the payroll practices of Employer applicable to officers.

               b. Employee shall participate in any bonus or incentive plan of Employer, whether such plan provides for awards in cash or securities, made available to similarly situated officers of Employer, as such plan or plans may be modified from time to time, or such other similar plans of Employer for which Employee may become eligible and designated a participant.

               c. Following the date hereof, Employee shall be entitled to an annual Base Salary increase each year determined in accordance with Employer's annual salary plan, based on Employer's performance and the performance of Employee; provided that in no event shall Employee's Base Salary increase at any time be less than the average base salary increase (determined as a percentage of base salary) provided generally to similarly situated officers of Employer.

               d. Except as otherwise specifically provided herein, for as long as Employee is employed by Employer, Employee also shall be entitled to receive, on the same basis as similarly situated officers of Employer, employee pension (including 401(k)) and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, dental, life, and accident insurance, stock option plan and similar indirect compensation which Employer may from time to time extend to its similarly situated officers.

               e. For as long as Employee is employed by Employer, Employer shall reimburse Employee or otherwise provide for or pay all reasonable expenses incurred by Employee in furtherance of or in connection with the business of Employer, subject to such standard documentation requirements as may be established by Employer from time to time.

          4.   Covenants of Employee.

               a. To the extent and subject to the limitations provided in the following subsections of this Section 4 (whichever may be applicable), upon termination of Employee's employment, Employee will not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever: (i) engage in a Competitive Business anywhere in the States of Maryland, Virginia, North Carolina or South Carolina, or the District of Columbia, or any county contiguous to any said State or District; or (ii) solicit, or assist any other person in so soliciting, any depositors or customers of Employer, BB&T or their Affiliates to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any employees to terminate their employment with Employer, BB&T or their Affiliates. As used in this Agreement, the term "Competitive Business" means the banking and financial services business, which includes consumer savings, commercial banking and the insurance and trust businesses, or the savings and loan or mortgage banking business, or any other business in which Employer, BB&T or their Affiliates are engaged; the term "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person; and the term "Person" means any person, partnership, corporation, company, group or other entity.

               b. If Employee voluntarily terminates employment with Employer at any time, Employee will be subject to the provisions of Section 4(a) until the second anniversary of Employee's termination.

               c. If Employee's employment is terminated by Employer for Just Cause (as defined in Section 6(b)), Employee will be subject to the provisions of Section 4(a) until the second anniversary of Employee's termination.

               d. If Employee's employment is terminated by Employer for reasons other than Just Cause (as defined in Section 6(b)) at any time, Employee will be subject to the provisions of Section 4(a) until the later of: (i) the first anniversary of Employee's termination or (ii) the date as of which Employee ceases to receive Termination Compensation as provided in Section 6(c).

               e. Notwithstanding any other provision of this Agreement to the contrary, if Employee voluntarily terminates his employment with Employer in accordance with Section 6(d), Employee will not be subject to Section 4(a).

               f. During the Term of Employee's employment hereunder and thereafter, and except as required by any court, supervisory authority or administrative agency or as may be otherwise required by applicable law, Employee shall not, without the written consent of the Board of Directors of Employer or a person authorized thereby, disclose to any person, other than an employee of Employer, BB&T or an Affiliate thereof or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties as an employee of Employer, any confidential information obtained by him while in the employ of Employer, unless such information has become a matter of public knowledge at the time of such disclosure.

               g. The covenants contained in this Section 4 shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Employee agrees that the restraints imposed herein are necessary for the reasonable and proper protection of Employer, BB&T and their Affiliates and that each and every one of the restraints is reasonable in respect to activities restricted, length of time and geographic area. Employee further acknowledges that damages at law would not be a measurable or adequate remedy for breach of the covenants contained in this Section 4 and, accordingly, Employee agrees to submit to the equitable jurisdiction of any court of competent jurisdiction in connection with any action to enjoin Employee from violating any such covenants.

          5. Disability. If, by reason of physical or mental disability during the Term, Employee is unable to carry out the essential functions of his employment hereunder for six consecutive months, his services hereunder may be terminated by action of the Board of Directors of Employer determining so to do upon one month's notice to be effective at any time after the period of six continuous months of disability and while such disability continues. If, prior to the effective time of such notice, Employee shall recover from such disability and return to the full-time active discharge of his duties, then such notice shall be of no further force and effect and Employee's employment shall continue as if the same had been uninterrupted. If Employee shall not so recover from his disability and return to his duties, then his services shall terminate at the effective time of such one month's notice with the same force and effect as if that date had been the end of the Term originally provided for hereunder.
During the first six months of the period of Employee's disability, Employee shall continue to earn all compensation (including bonuses and incentive compensation) to which Employee would have been entitled as if he had not been disabled, such compensation to be paid at the time, in the amounts, and in the manner provided in Section 3(a), inclusive of any compensation received pursuant to any applicable disability insurance plan of Employer or BB&T. Thereafter, Employee shall receive compensation to which he is entitled under any applicable disability insurance plan maintained by the Employer or BB&T. In the event a dispute arises between Employee and Employer concerning Employee's physical or mental ability to continue or return to the performance of his duties as aforesaid, Employee shall submit to examination by a competent physician mutually agreeable to the parties, and the physician's opinion as to Employee's capability to so perform will be final and binding.

          6.   Termination.

               a. If Employee shall die during the Term, this Agreement and the employment relationship hereunder will automatically terminate on the date of death, which date shall be the last day of the Term.

               b. Employer shall have the right to terminate Employee's employment under this Agreement at any time for Just Cause, which termination shall be effective immediately. Termination for "Just Cause" shall include termination for Employee's personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with Employer's or BB&T's business, misappropriation of Employer's or BB&T's assets or those of their Affiliates, or material breach of any other provision of this Agreement, provided that Employee has received written notice from Employer of such material breach and such breach remains uncured thirty days after the delivery of such notice. In the event Employee's employment under this Agreement is terminated for Just Cause, or if Employee shall voluntarily terminate employment hereunder other than for Good Reason as described in Section 6(d) prior to the one-year anniversary of the date of this Agreement, Employee shall have no right to receive compensation or other benefits under this Agreement for any period after such termination.

               c. Employer may terminate Employee's employment other than for "Just Cause", as described in Subparagraph (b) above, at any time upon written notice to Employee, which termination shall be effective immediately. In the event Employer terminates Employee pursuant to this Subparagraph (c), (i) Employee will receive the highest amount of the annual cash compensation (including cash bonuses and other cash-based benefits, including for these purposes amounts earned or payable whether or not deferred) received from Maryland

Federal or Employer during any of the three calendar years immediately preceding such termination ("Termination Compensation") in each year until the end of the Term (prorated for any partial year), so long as Employee complies with Section 4(a) of the Agreement, and (ii) Employer and BB&T shall use their best efforts to accelerate vesting of any unvested benefits of Employee under any employee stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plan. The Termination Compensation shall be payable at the times salary payments would have been made in accordance with Section 3(a). In addition, Employee shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which officers of Employer generally are eligible, on the same terms as were in effect prior to Employee's termination, either under Employer's plans or comparable coverage, for all periods Employee receives Termination Compensation. Notwithstanding anything in this Agreement to the contrary, if Employee breaches Section 4(a) of this Agreement during the period that he is receiving Termination Compensation, Employee will not be entitled to receive any further Termination Compensation pursuant to this
Section 6(c).

               d. In the event of a Change of Control of Employer or BB&T at any time after the date hereof, Employee may voluntarily terminate employment with Employer or BB&T up until twelve months after the Change of Control for "Good Reason" and, subject to Section 6(g), (x) be entitled to receive in a lump sum (i) any compensation due but not yet paid through the date of termination and (ii) in lieu of any further salary payments from the date of termination to the end of the Term, an amount equal to his annual Termination Compensation times 2.99, and (y) shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which officers of Employer generally are eligible, or comparable plans or coverage, for a period of three years following termination of employment by Employee, on the same terms as were in effect either (A) at the date of such termination, or (B) if such plans and programs in effect prior to the Change of Control of Employer or BB&T were, considered together as a whole, materially more generous to the officers of Employer, then at the date of the Change of Control. Any such benefits shall be paid by Employer to the same extent as they were so paid prior to the termination or the Change of Control of Employer or BB&T, as appropriate.

          "Good Reason" shall mean the occurrence of any of the following events without Employee's express written consent:

               (a) the assignment to Employee of duties inconsistent with the position and status of Vice President of Employer;

               (b) a reduction by Employer in Employee's pay grade or base salary as then in effect, or the exclusion of Employee from participation in Employer's benefit plans in which he previously participated as in effect at the date hereof or as the same may be increased from time to time during the Term, or Employer's failure to increase (within twelve months of Employee's last increase in Base Salary) Employee's Base Salary in an amount which at least equals, on a percentage basis, the average percentage increase in Base Salary generally provided for similarly situated officers of Employer; or

               (c) an involuntary relocation of Employee more than 100 miles from the location where Employee worked immediately prior to the Change in Control or the breach by Employer of any material provision of this Agreement; or

               (d) any purported termination of the employment of Employee by Employer which is not effected in accordance with this Agreement.

          A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of Employer or BB&T, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of Employer or BB&T representing 20% or more of the combined voting power of Employer's or BB&T's then outstanding securities; or (ii) as a result of a tender offer or exchange offer for the purchase of securities of Employer or BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period constitute BB&T's Board of Directors, plus new directors whose election or nomination for election by BB&T's shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of such Board of Directors; or
(iii) the shareholders of BB&T approve a merger or consolidation of BB&T with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of BB&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of BB&T or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of BB&T approve a plan of complete liquidation or winding-up of BB&T or an agreement for the sale or disposition by BB&T of all or substantially all of BB&T's assets; or (v) any event which BB&T's Board of Directors determines should constitute a Change of Control.

               e. In the event Employee elects to resign from employment under this Agreement for other than "Good Reason," death or disability following the one-year anniversary of the date of this Agreement, Employee shall be entitled to receive a lump sum amount equal to his annual Termination Compensation times the lesser of (i) the number of years until the end of the term, with partial years rounded to two decimal places, or (ii) 2.

               f. In receiving any payments pursuant to this Section 6, Employee shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee hereunder, and such amounts shall not be reduced or terminated whether or not Employee obtains other employment.

               g. Notwithstanding anything in this Agreement to the contrary, if any of the payments provided for under this Agreement (the "Agreement Payments"), together with any other payments that Employee has the right to receive (such other payments together with the Agreement Payments are referred to as the "Total Payments"), would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Parachute Payment"), the Agreement Payments shall be reduced by the smallest amount necessary so that no portion of such Total Payments would be Parachute Payments. In the event Employer shall make an Agreement Payment to Employee that would constitute a Parachute Payment, Employee shall return such payment to Employer (together with interest at the rate set forth in Section 1274(b)(2)(B) of the Code). For purposes of determining whether and the extent to which the Total Payments constitute Parachute Payments, no portion of the Total Payments the receipt of which Employee has effectively waived in writing shall be taken into account.

          7.   Other Employment.

          During the term of this Agreement, Employee shall devote all of his business time, attention, knowledge and skills solely to the business and interest of Employer, BB&T and their Affiliates, and Employer, BB&T and their Affiliates shall be entitled to all of the benefits, profits and other emoluments arising from or incident to all work, services and advice of Employee, and Employee shall not, during the Term hereof, become interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business similar to Employer's or BB&T's business; provided, however, that nothing herein contained (including without limitation the provisions of Section 4(a)) shall be deemed to prevent or limit the right of Employee to invest in a business similar to Employer's or BB&T's business if such investment is limited to less than one percent of the capital stock or other securities of any corporation or similar organization whose stock or securities are publicly owned or are regularly traded on any public exchange.

          8.   Miscellaneous.

               a. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to conflicts of law principles thereof.

               b. This Agreement constitutes the entire Agreement between Employee and Employer with respect to the subject matter hereof, and supersedes in their entirety any and all prior oral or written agreements, understandings or arrangements between Employee and Maryland Federal or Employer or any of their respective affiliates relating to the terms of Employee's employment by Employer or Maryland Federal, and all such agreements, understandings and arrangements are hereby terminated and are of no force and effect, including without limitation, Employee's employment agreement with Employer, dated _______________. Employee hereby expressly disclaims any rights under any such agreements, understandings and arrangements. This Agreement may not be amended or terminated except by an agreement in writing signed by both parties.

               c. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

               d. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:

               To Employer or BB&T:

               BB&T Corporation
               200 West Second Street
               Winston-Salem, NC 27101
               Attention:     Chief Operating Officer


               To Employee:

               ________________
               [Address]


Notices given in person or by overnight courier service shall be deemed given when delivered in person or to the courier addressed as required by this Section 8(d), and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices addressed to him shall be sent.

               e. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer, BB&T or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

               f. This Agreement may not be assigned by Employee without the written consent of Employer. This Agreement shall be binding on any successors or assigns of either party hereto.

               g. For purposes of this Agreement, employment of Employee by any Affiliate of BB&T shall be deemed to be employment by Employer hereunder, and a transfer of employment of Employee from one such Affiliate to another shall not be deemed to be a termination of employment of Employee by Employer or a cessation of the Term, it being the intention of the parties hereto that employment of Employee by any Affiliate of BB&T shall be treated as employment of Employer and that the provisions of this Agreement shall continue to be fully applicable following any such transfer. By executing this Agreement, BB&T shall guarantee to Employee the performance hereunder of Employer.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              BB&T CORPORATION


                              By: ________________________________

                                  Name:___________________________
                                  Title:__________________________

                              BRANCH BANKING & TRUST
                              COMPANY OF VIRGINIA


                              By: ________________________________

                                  Name:___________________________
                                  Title:__________________________


                              EMPLOYEE:

                              ______________________________________
                              ______________

                                                                    ANNEX E
                                 EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of _____________ 1998, by and among BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina, BRANCH BANKING & TRUST COMPANY OF VIRGINIA ("Employer"), a Virginia corporation and wholly owned subsidiary of BB&T and ________________________________ (the
"Employee");

                                   WITNESSETH THAT:

          WHEREAS, Employee has been an officer of Maryland Federal Bancorp, Inc. ("Maryland Federal") and Maryland Federal Savings and Loan Association, a wholly owned subsidiary of Maryland Federal, and Maryland Federal merged with BB&T Financial Corporation of Virginia, a wholly-owned subsidiary of BB&T, effective _____________, 1998;

          WHEREAS, the parties have agreed to enter into this Employment Agreement incident to said merger;

          WHEREAS, Employer considers the continued availability of Employee's services to be important to the management and conduct of Employer's business and desires to secure the continued availability of Employee's services; and

          WHEREAS, Employee is willing to make his services available to Employer on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

          1. Employment. As of the date hereof, Employee shall be employed as Vice President of Employer. Employee hereby accepts and agrees to such employment, subject to the general supervision and pursuant to the orders, advice, and direction of Employer and its Board of Directors. Employee shall perform such duties as are customarily performed by one holding the position of Vice President of Employer, and shall additionally render such other services and duties as may be reasonably assigned to him from time to time by Employer, consistent with his position.

          2. Term of Employment. The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate on the day next preceding the second anniversary of such date.

          3.   Compensation.

               a. For all services rendered by Employee to Employer under this Agreement, Employer shall pay to Employee, during the Term, a minimum annual salary ("Base Salary") at a rate not less than the annual base salary payable to Employee by Maryland Federal as of the day immediately preceding the date of this Agreement, payable in accordance with the payroll practices of Employer applicable to officers.

               b. Employee shall participate in any bonus or incentive plan of Employer, whether such plan provides for awards in cash or securities, made available to similarly situated officers of Employer, as such plan or plans may be modified from time to time, or such other similar plans of Employer for which Employee may become eligible and designated a participant.

               c. Following the date hereof, Employee shall be entitled to an annual Base Salary increase each year determined in accordance with Employer's annual salary plan, based on Employer's performance and the performance of Employee; provided that in no event shall Employee's Base Salary increase at any time be less than the average base salary increase (determined as a percentage of base salary) provided generally to similarly situated officers of Employer.

               d. Except as otherwise specifically provided herein, for as long as Employee is employed by Employer, Employee also shall be entitled to receive, on the same basis as similarly situated officers of Employer, employee pension (including 401(k)) and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, dental, life, and accident insurance, stock option plan and similar indirect compensation which Employer may from time to time extend to its similarly situated officers.

               e. For as long as Employee is employed by Employer, Employer shall reimburse Employee or otherwise provide for or pay all reasonable expenses incurred by Employee in furtherance of or in connection with the business of Employer, subject to such standard documentation requirements as may be established by Employer from time to time.

          4.   Covenants of Employee.

               a. To the extent and subject to the limitations provided in the following subsections of this Section 4 (whichever may be applicable), upon termination of Employee's employment, Employee will not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever:
(i) engage in a Competitive Business anywhere in the States of Maryland, Virginia, North Carolina or South Carolina, or the District of Columbia, or any county contiguous to any said State or District; or (ii) solicit, or assist any other person in so soliciting, any depositors or customers of Employer, BB&T or their Affiliates to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or
(iii) induce any employees to terminate their employment with Employer, BB&T or their Affiliates. As used in this Agreement, the term "Competitive Business" means the banking and financial services business, which includes consumer savings, commercial banking and the insurance and trust businesses, or the savings and loan or mortgage banking business, or any other business in which Employer, BB&T or their Affiliates are engaged; the term "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person; and the term "Person" means any person, partnership, corporation, company, group or other entity.

               b. If Employee voluntarily terminates employment with Employer at any time, Employee will be subject to the provisions of
Section 4(a) until the second anniversary of Employee's termination.

               c. If Employee's employment is terminated by Employer for Just Cause (as defined in Section 6(b)), Employee will be subject to the provisions of Section 4(a) until the second anniversary of Employee's termination.

               d. If Employee's employment is terminated by Employer for reasons other than Just Cause (as defined in Section 6(b)) at any time, Employee will be subject to the provisions of Section 4(a) until the later of: (i) the first anniversary of Employee's termination or (ii) the date as of which Employee ceases to receive Termination Compensation as provided in
Section 6(c).

               e. Notwithstanding any other provision of this Agreement to the contrary, if Employee voluntarily terminates his employment with Employer in accordance with Section 6(d), Employee will not be subject to Section 4(a).

               f. During the Term of Employee's employment hereunder and thereafter, and except as required by any court, supervisory authority or administrative agency or as may be otherwise required by applicable law, Employee shall not, without the written consent of the Board of Directors of Employer or a person authorized thereby, disclose to any person, other than an employee of Employer, BB&T or an Affiliate thereof or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties as an employee of Employer, any confidential information obtained by him while in the employ of Employer, unless such information has become a matter of public knowledge at the time of such disclosure.

               g. The covenants contained in this Section 4 shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Employee agrees that the restraints imposed herein are necessary for the reasonable and proper protection of Employer, BB&T and their Affiliates and that each and every one of the restraints is reasonable in respect to activities restricted, length of time and geographic area. Employee further acknowledges that damages at law would not be a measurable or adequate remedy for breach of the covenants contained in this Section 4 and, accordingly, Employee agrees to submit to the equitable jurisdiction of any court of competent jurisdiction in connection with any action to enjoin Employee from violating any such covenants.

          5. Disability. If, by reason of physical or mental disability during the Term, Employee is unable to carry out the essential functions of his employment hereunder for six consecutive months, his services hereunder may be terminated by action of the Board of Directors of Employer determining so to do upon one month's notice to be effective at any time after the period of six continuous months of disability and while such disability continues. If, prior to the effective time of such notice, Employee shall recover from such disability and return to the full-time active discharge of his duties, then such notice shall be of no further force and effect and Employee's employment shall continue as if the same had been uninterrupted. If Employee shall not so recover from his disability and return to his duties, then his services shall terminate at the effective time of such one month's notice with the same force and effect as if that date had been the end of the Term originally provided for hereunder. During the first six months of the period of Employee's disability, Employee shall continue to earn all compensation (including bonuses and incentive compensation) to which Employee would have been entitled as if he had not been disabled, such compensation to be paid at the time, in the amounts, and in the manner provided in Section 3(a), inclusive of any compensation received pursuant to any applicable disability insurance plan of Employer or BB&T. Thereafter, Employee shall receive compensation to which he is entitled under any applicable disability insurance plan maintained by the Employer or BB&T. In the event a dispute arises between Employee and Employer concerning Employee's physical or mental ability to continue or return to the performance of his duties as aforesaid, Employee shall submit to examination by a competent physician mutually agreeable to the parties, and the physician's opinion as to Employee's capability to so perform will be final and binding.

          6.   Termination.

               a. If Employee shall die during the Term, this Agreement and the employment relationship hereunder will automatically terminate on the date of death, which date shall be the last day of the Term.

               b. Employer shall have the right to terminate Employee's employment under this Agreement at any time for Just Cause, which termination shall be effective immediately. Termination for "Just Cause" shall include termination for Employee's personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with Employer's or BB&T's business, misappropriation of Employer's or BB&T's assets or those of their Affiliates, or material breach of any other provision of this Agreement, provided that Employee has received written notice from Employer of such material breach and such breach remains uncured thirty days after the delivery of such notice. In the event Employee's employment under this Agreement is terminated for Just Cause, or if Employee shall voluntarily terminate employment hereunder other than for Good Reason as described in
Section 6(d) prior to the one-year anniversary of the date of this Agreement, Employee shall have no right to receive compensation or other benefits under this Agreement for any period after such termination.

               c. Employer may terminate Employee's employment other than for "Just Cause", as described in Subparagraph (b) above, at any time upon written notice to Employee, which termination shall be effective immediately.
 In the event Employer terminates Employee pursuant to this Subparagraph (c),
(i) Employee will receive the highest amount of the annual cash compensation (including cash bonuses and other cash-based benefits, including for these purposes amounts earned or payable whether or not deferred) received from Maryland

Federal or Employer during any of the three calendar years immediately preceding such termination ("Termination Compensation") in each year until the end of the Term (prorated for any partial year), so long as Employee complies with Section 4(a) of the Agreement, and (ii) Employer and BB&T shall use their best efforts to accelerate vesting of any unvested benefits of Employee under any employee stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plan. The Termination Compensation shall be payable at the times salary payments would have been made in accordance with Section 3(a). In addition, Employee shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which officers of Employer generally are eligible, on the same terms as were in effect prior to Employee's termination, either under Employer's plans or comparable coverage, for all periods Employee receives Termination Compensation. Notwithstanding anything in this Agreement to the contrary, if Employee breaches Section 4(a) of this Agreement during the period that he is receiving Termination Compensation, Employee will not be entitled to receive any further Termination Compensation pursuant to this Section 6(c).

               d. In the event of a Change of Control of Employer or BB&T at any time after the date hereof, Employee may voluntarily terminate employment with Employer or BB&T up until twelve months after the Change of Control for "Good Reason" and, subject to Section 6(g), (x) be entitled to receive in a lump sum (i) any compensation due but not yet paid through the date of termination and (ii) in lieu of any further salary payments from the date of termination to the end of the Term, an amount equal to his annual Termination Compensation times 2.99, and (y) shall continue to participate in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which officers of Employer generally are eligible, or comparable plans or coverage, for a period of three years following termination of employment by Employee, on the same terms as were in effect either (A) at the date of such termination, or (B) if such plans and programs in effect prior to the Change of Control of Employer or BB&T were, considered together as a whole, materially more generous to the officers of Employer, then at the date of the Change of Control. Any such benefits shall be paid by Employer to the same extent as they were so paid prior to the termination or the Change of Control of Employer or BB&T, as appropriate.

          "Good Reason" shall mean the occurrence of any of the following events without Employee's express written consent:

               (a) the assignment to Employee of duties inconsistent with the position and status of Vice President of Employer;

               (b) a reduction by Employer in Employee's pay grade or base salary as then in effect, or the exclusion of Employee from participation in Employer's benefit plans in which he previously participated as in effect at the date hereof or as the same may be increased from time to time during the Term, or Employer's failure to increase (within twelve months of Employee's last increase in Base Salary) Employee's Base Salary in an amount which at least equals, on a percentage basis, the average percentage increase in Base Salary generally provided for similarly situated officers of Employer; or

               (c) an involuntary relocation of Employee more than 100 miles from the location where Employee worked immediately prior to the Change in Control or the breach by Employer of any material provision of this Agreement; or

               (d) any purported termination of the employment of Employee by Employer which is not effected in accordance with this Agreement.

          A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of Employer or BB&T, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of Employer or BB&T representing 20% or more of the combined voting power of Employer's or BB&T's then outstanding securities; or (ii) as a result of a tender offer or exchange offer for the purchase of securities of Employer or BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period constitute BB&T's Board of Directors, plus new directors whose election or nomination for election by BB&T's shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of such Board of Directors; or (iii) the shareholders of BB&T approve a merger or consolidation of BB&T with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of BB&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of BB&T or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of BB&T approve a plan of complete liquidation or winding-up of BB&T or an agreement for the sale or disposition by BB&T of all or substantially all of BB&T's assets; or (v) any event which BB&T's Board of Directors determines should constitute a Change of Control.

               e. In the event Employee elects to resign from employment under this Agreement for other than "Good Reason," death or disability following the one-year anniversary of the date of this Agreement, Employee shall be entitled to receive a lump sum amount equal to his annual Termination Compensation times the lesser of (i) the number of years until the end of the term, with partial years rounded to two decimal places, or
(ii) 1.

               f. In receiving any payments pursuant to this Section 6, Employee shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee hereunder, and such amounts shall not be reduced or terminated whether or not Employee obtains other employment.

               g. Notwithstanding anything in this Agreement to the contrary, if any of the payments provided for under this Agreement (the "Agreement Payments"), together with any other payments that Employee has the right to receive (such other payments together with the Agreement Payments are referred to as the "Total Payments"), would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Parachute Payment"), the Agreement Payments shall be reduced by the smallest amount necessary so that no portion of such Total Payments would be Parachute Payments. In the event Employer shall make an Agreement Payment to Employee that would constitute a Parachute Payment, Employee shall return such payment to Employer (together with interest at the rate set forth in Section 1274(b)(2)(B) of the Code). For purposes of determining whether and the extent to which the Total Payments constitute Parachute Payments, no portion of the Total Payments the receipt of which Employee has effectively waived in writing shall be taken into account.

          7.   Other Employment.

          During the term of this Agreement, Employee shall devote all of his business time, attention, knowledge and skills solely to the business and interest of Employer, BB&T and their Affiliates, and Employer, BB&T and their Affiliates shall be entitled to all of the benefits, profits and other emoluments arising from or incident to all work, services and advice of Employee, and Employee shall not, during the Term hereof, become interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business similar to Employer's or BB&T's business; provided, however, that nothing herein contained (including without limitation the provisions of Section 4(a)) shall be deemed to prevent or limit the right of Employee to invest in a business similar to Employer's or BB&T's business if such investment is limited to less than one percent of the capital stock or other securities of any corporation or similar organization whose stock or securities are publicly owned or are regularly traded on any public exchange.

          8.   Miscellaneous.

               a. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to conflicts of law principles thereof.

               b. This Agreement constitutes the entire Agreement between Employee and Employer with respect to the subject matter hereof, and supersedes in their entirety any and all prior oral or written agreements, understandings or arrangements between Employee and Maryland Federal or Employer or any of their respective affiliates relating to the terms of Employee's employment by Employer or Maryland Federal, and all such agreements, understandings and arrangements are hereby terminated and are of no force and effect, including without limitation, Employee's employment agreement with Employer, dated _______________. Employee hereby expressly disclaims any rights under any such agreements, understandings and arrangements. This Agreement may not be amended or terminated except by an agreement in writing signed by both parties.

               c. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

               d. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:

               To Employer or BB&T:

               BB&T Corporation
               200 West Second Street
               Winston-Salem, NC 27101
               Attention:     Chief Operating Officer


               To Employee:

               ________________
               [Address]


Notices given in person or by overnight courier service shall be deemed given when delivered in person or to the courier addressed as required by this
Section 8(d), and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices addressed to him shall be sent.

               e. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer, BB&T or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

               f. This Agreement may not be assigned by Employee without the written consent of Employer. This Agreement shall be binding on any successors or assigns of either party hereto.

               g. For purposes of this Agreement, employment of Employee by any Affiliate of BB&T shall be deemed to be employment by Employer hereunder, and a transfer of employment of Employee from one such Affiliate to another shall not be deemed to be a termination of employment of Employee by Employer or a cessation of the Term, it being the intention of the parties hereto that employment of Employee by any Affiliate of BB&T shall be treated as employment of Employer and that the provisions of this Agreement shall continue to be fully applicable following any such transfer. By executing this Agreement, BB&T shall guarantee to Employee the performance hereunder of Employer.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              BB&T CORPORATION


                              By:___________________________________

                                  Name:_____________________________
                                  Title:____________________________

                              BRANCH BANKING & TRUST
                              COMPANY OF VIRGINIA


                              By: __________________________________

                                  Name:_____________________________
                                  Title:____________________________


                              EMPLOYEE:

                              ______________________________________
                              ______________